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                                                                   EXHIBIT 10.1
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                           EDUCATIONAL MEDICAL, INC.


                                   $4,000,000


                13% SENIOR SUBORDINATED NOTES DUE JULY 23, 1996

                                      AND

                       WARRANTS TO PURCHASE COMMON STOCK

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                         SECURITIES PURCHASE AGREEMENT

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                           DATED AS OF JULY 23, 1991

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                           EDUCATIONAL MEDICAL, INC.

                         SECURITIES PURCHASE AGREEMENT



                                  Dated as of
                                 July 23, 1991



To each of the Investors listed
on the Purchaser Schedules hereto

Ladies and Gentlemen:

         The undersigned EDUCATIONAL MEDICAL, INC., a Delaware corporation (the "Company"), and each of the investors named on the Purchaser Schedules attached hereto (collectively, the "Investors"), hereby agree as follows;

         1.      Preliminary Statement.

         1A.     Authorization of Units.  As of the date hereof. the Company will have authorized the issuance and sale to the Investors of 4,000 Units (the "Units"), each Unit comprising (i) $1,000 principal amount of 13% Senior Subordinated Promissory Notes of the Company substantially in the form attached hereto as Exhibit A (the "Notes") in the aggregate principal amounts set forth on the respective Purchaser Schedules attached hereto; and (ii) warrants to purchase 200 shares of Common Stock substantially in the form attached hereto as Exhibit B (the "Warrants"), in accordance with and subject to the terms and provisions of this Agreement.

         1B.     References.  Certain capitalized terms used in this Agreement are defined in paragraph 14. References to a paragraph are, unless otherwise specified, to one of the paragraphs of this Agreement and references to an "Exhibit" or "Schedule" are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement.

         2.      Purchase and Sale of Units; Closing.

         2A.     Purchase and Sale of Units.  The Company, subject to the terms and conditions set forth herein, hereby agrees to issue, sell and deliver to the Investors and, subject to the terms and conditions set forth herein, the Investors severally agree to purchase from the Company the number of Units set forth opposite the name of each of the Investors in the Purchaser Schedule attached hereto. The purchase price of each Unit purchased and sold hereunder shall be $1,000.

         2B.     Closing.  The purchase and delivery of the Units to be
purchased by the Investors shall take place at a closing (the "Closing") at the offices of Willkie Farr & Gallagher, at 9:00 a.m., New York time, on July 23, 1991 (the "Closing Date"). On the Closing Date, the Company
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will deliver to the Investors the Securities comprising the Units, against receipt of the purchase price therefor by wire transfer of immediately available funds, by certified check payable to the order of the Company or by such other payment method as the Investors and the Company shall agree. The Notes shall be made payable to and shall be registered in the names of, and the warrants shall be issued and registered in the names of, the Investors or the Investors' nominees or other designees (each thereof a "Designee"). The Notes shall be issued to each Investor in the aggregate principal amount and the Warrants shall enable such Investor to purchase the total number of shares set forth opposite the name of such Investor on the signature pages hereof.

         3. Conditions of Closing. The Investors' obligation to purchase and pay for the Securities to be purchased by them hereunder is subject to the satisfaction, on or before the Closing Date, of the following conditions and if by the Closing Date the following conditions shall not have been satisfied or waived by the Investors, the Investors shall, at their election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights they may have by reason of such failure or such nonfulfillment provided, that if the Closing occurs notwithstanding such failure or nonfulfillment, such failure or nonfulfillment shall not constitute a ground for relief hereunder independent of any other provision of this Agreement or of any opinion, certificate,' instrument or other document issued or delivered hereunder or pursuant hereto:

         3A.     Opinion of the Company's Counsel.  The Investors and their special counsel shall have received from Morgan, Lewis & Bockius, counsel for the Company, a favorable opinion addressed to the Investors, dated the Closing Date, reasonably satisfactory to the Investors and substantially in the form of Exhibit C attached hereto.

         3B.     Representations and Warranties; Events of Default.  The
representations and warranties contained in paragraph 11 hereof shall be true in all material respects on and as of the Closing Date, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Closing Date no Event of Default or Default; and the Company shall have delivered to each of the Investors an Officer's Certificate, dated the Closing Date, to both such effects.

         3C.     Charter Documents and By-Laws.  Each Investor shall have
received a certificate, dated the Closing Date, of the Secretary of the Company attaching (i) a true and complete copy of the Certificate of Incorporation of the Company and each Subsidiary with all amendments thereto, as filed with the Secretary of State or other appropriate official of their respective states of incorporation; (ii) true and complete copies of the By-Laws of the Company and each Subsidiary in effect as of such date; (iii) certificates of good standing of the appropriate officials of the jurisdiction of incorporation of the Company and each Subsidiary and of each state or other jurisdiction in which the Company and each Subsidiary is qualified to do business, and is doing business, as a foreign corporation; and (iv) resolutions of the Board of Directors of the Company, authorizing the execution and delivery of this Agreement, the Coinvestors Agreement, the Registration Rights Agreement, the Securities, the issuance and delivery of the Securities and the





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reservation for issuance of a sufficient number of shares of Common Stock for which the Warrants may be exercised.

         3D.     Purchase Permitted by Applicable Laws.  The purchase of and payment for the Securities to be purchased by the Investors hereunder (including the use of the proceeds of such Securities by the Company) shall not be prohibited by any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act of 1933, as amended (the "1933 Act") or Regulations G, T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject the Investors to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and the Investors shall have received such certificates or other evidence as they may request to establish compliance with this condition.

         3E.     Proceedings.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby, and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and their special counsel, and the Investors and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as each of them may reasonably request.

         3F.     Registration Rights and Coinvestors Agreement.  The Investors
shall have received a fully executed counterpart of each of the Registration Rights Agreement and the Coinvestors Agreement satisfactory in form and substance to the Investors and to special counsel to the Investors and such agreement shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

         3G.     Letter of Accountants: Accompanying Officer's Certificate.
Each of the Investors shall have received copies of a letter from the independent public accountants of the Company, dated as of a date no less than five days before the Closing Date, in form and substance satisfactory to the Investors. Each of the Investors shall also have received a certificate from the Chief Financial Officer of the Company, dated the Closing Date, in form and substance satisfactory to the Investors, stating that; (i) the financial statements for the fiscal years ended March 31, 1989, 1990 and 1991 have been prepared in accordance with GAAP, (ii) the Company's monthly report for the month of April 1991 reflects the operations of the Company for such month subject to normal adjustments and (iii) the Company s accounting books and records of accounts have been maintained properly and materially true and correct entries therein have been made of all dealings and transactions in relation to its business activities.

         3H.     No Adverse U.S. Legislation, Action or Decision.  There shall be no action, suit, investigation or proceeding pending, or, to the best of the Investors' or the Company s knowledge, threatened, against the Company or the Company's respective properties or rights, or the Company's affiliates, associates, officers or directors, before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent, question the validity or legality of, or seek to recover damages or to obtain other relief in connection with, the issuance of the Securities or the Company's performance of its obligations pursuant to this





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Agreement, and, to the best of the Investors' or the Company s knowledge, there shall be no valid basis for any such action, proceeding or investigation.

         3I.     Compliance with Securities Laws.  The offering and sale of the
Securities under this Agreement, shall have complied with all applicable requirements of federal and state securities laws, and the Investors shall have received evidence of such compliance in form and substance satisfactory to them.

         3J.     Approval and Consents.  The Company shall have duly received all authorizations, consents, approval, licenses, franchises, permits and certificates by or of all federal, state and local governmental authorities necessary for the issuance of the Securities and all thereof shall be in full force and effect at the time of the Closing. The Company shall have delivered to the Investors an Officer's Certificate, dated the Closing Date, to such effect.

         3K.     Material Changes.  Since March 31, 1991, there shall not have been any changes in the business of the Company which shall individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of the Company, nor has the Company incurred any material liability, contingent or otherwise, which has such effect.

         3L.     Compliance with Financial Covenants.  The Company shall have delivered to the Investors an Officer's Certificate, dated the Closing Date, in form and substance satisfactory to the Investors, stating that immediately subsequent to the financing made pursuant to this Agreement, the Company shall be in material compliance with all covenants, agreements and undertakings in agreements, contracts or documents evidencing or governing Indebtedness of the Company and no default or event of default, or event which with notice, lapse of time or both shall constitute a default or event of default, shall have occurred and be continuing under the terms of any such agreements, contracts or documents.

         3M.     Cumulative Convertible Preferred Stock.

         (a) The Company shall have converted all the accrued and unpaid dividends on its Cumulative Convertible Preferred Stock to Common Stock at $5.00 per share and on the Closing Date there shall be no accrued and unpaid dividends on the Cumulative Convertible Preferred Stock.

         (b) The Company shall have amended its organizational documents to eliminate all future accruals of dividends on its Cumulative Convertible Preferred Stock except to the extent such Cumulative Convertible Preferred Stock is entitled to participate on a pari passu basis with respect to dividends declared on Common Stock, based on the number of shares of Common Stock into which such Cumulative Convertible Preferred Stock is convertible.





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         3N.     Delivery of Securities.  At the Closing, the Company shall tender to all of the Investors the Securities to be purchased by them, in form and substance satisfactory to the Investors and their special counsel.

         4. Conditions to the Obligations of the Company. The Company's obligation to sell the Securities to the Investors hereunder is subject to the satisfaction, on or before the Closing Date, of the following conditions and if by the Closing Date the following conditions shall not have been satisfied or waived by the Company, the Company may, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights it may have by reason of such failure or such nonfulfillment:

         4A.     Accuracy of Representations and Warranties.  The
representations and warranties of the Investors contained in paragraph 12 hereof shall be true in all material respects on and as of the Closing Date, except to the extent of changes caused by the transactions herein contemplated.

         4B.     Blue Sky Approvals.  The Company shall have received any
requisite approvals of state securities commissioners and such approvals shall be in full force and effect on the Closing Date.

         4C.     Purchase of All Securities.  Each Investor shall have tendered full payment for the number of Units set forth opposite the name of such Investor in the Purchaser Schedule.

         5.      Prepayments of Notes.

         5A.     Prepayments of Notes in General.

         (i) The outstanding principal amount of the Notes shall be subject to prepayment, repurchase or redemption prior to maturity only under the circumstances set forth in this paragraph 5. No partial prepayment of the outstanding principal amount of the Notes pursuant to paragraph 5C shall relieve the Company of its obligation to make any of the required prepayments pursuant to paragraph so.

         (ii) If there is more than one holder of the Notes, the aggregate principal amount of each partial prepayment of the Notes shall be allocated among the holders of the Notes at the time outstanding in proportion to the unpaid principal amounts of the Notes respectively held by each such holder.

         5B.     Mandatory Prepayments of the Notes.

         (i) On the last day of June, September and December of 1993, March, June, September and December of 1994 and 1995 and March of 1996, the Company shall prepay $100,000 outstanding principal amount of the Notes, without premium or penalty, together with accrued and unpaid interest thereon to each such prepayment date, and such principal amount of





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the Notes and accrued and unpaid interest thereon shall become due and payable on each such prepayment date.

         (ii) Concurrently with the consummation of any transaction resulting in a Change of Control, regardless whether such transaction requires the consent of the holders of the Notes, the Company shall prepay all outstanding principal amount of the Notes, without premium or penalty, together with accrued and unpaid interest thereon to such prepayment date, and such principal amount of Notes and accrued and unpaid interest thereon shall thereupon become due and payable on such date. Nothing in this paragraph 5B shall be deemed to permit a transaction prohibited under paragraph 8G.

         5C.     Optional Prepayments of the Notes.

         (i) At any time prior to maturity, the Company may, in its sole discretion but subject to compliance with subparagraph (ii) below, prepay outstanding principal amount of Notes, without premium or penalty, provided that no holder of Notes shall receive a payment of principal in other than an integral multiple of $1,000, together with accrued and unpaid interest thereon to any such prepayment date.

         (ii) The Company shall give each holder of Notes written notice of each prepayment pursuant to subparagraph (i) of this paragraph 5C, not less than 30 days but not more than 60 days prior to the prepayment date, specifying such prepayment date, the principal amount of the Notes to be prepaid on such date and that such prepayment is to be made pursuant to paragraph 5C Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with accrued and unpaid interest thereon to the prepayment date, shall become due and payable on such prepayment date unless (a) the holder of such Notes shall have prior to such prepayment date tendered such Notes pursuant to an exercise of Warrants or (b) a holder of Warrants or Common Stock purchased upon exercise thereof shall have requested filing pursuant to the Registration Rights Agreement of, or the Company shall otherwise have filed, a registration statement for Common Stock under the 1933 Act with the Commission, in which case prepayment shall be effected upon the lapse of 60 days after the declaration of effectiveness of such registration statement by the Commission and shall be effected only as to Notes that are not tendered on or before such date pursuant to an exercise of Warrants.

         6.      Buyback of Warrants.

         6A.     Buyback of Warrants in General.  The Warrants shall be subject to call, repurchase or redemption prior to exercise or expiration only under the circumstances set forth in this paragraph 6. No partial call of the Warrants pursuant to paragraph 6C shall relieve the Company of its obligation to purchase Warrants pursuant to paragraph 6B. If there is more than one holder of the Warrants, the aggregate number of Warrants to be redeemed under any partial redemption shall be allocated among the holders of the Warrants at the time outstanding in proportion to the amounts of the shares purchasable upon exercise of the Warrants respectively held by each such holder.





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         6B.     Put of the Warrants.

         (i) At any time after March 31, 1998 but on or before March 31, 1999, a holder of Warrants may provide the Company with a written request for the purchase of warrants and within 60 calendar days following receipt of such request, the Company shall purchase from such holder Warrants representing 50% of the shares purchasable upon exercise of all Warrants held by such holder, at a price equal to the product of $5.00 and the number of shares purchasable upon exercise of such purchased Warrants.

         (ii) At any time after March 31, 1999, a holder of Warrants may provide the Company with a written request for the purchase of Warrants and within 60 calendar days following receipt of such request, the Company shall purchase from such holder all Warrants held by such holder, at a price equal to the product of $5.00 and the number of shares purchasable upon exercise of such holder's Warrants.

         (iii) Concurrently with the consummation of any transaction resulting in a Change of Control, if requested in writing by a holder of Warrants the Company shall purchase all Warrants held by such holder at an aggregate price equal to the product of (x) (A) $1.00 (if the purchase occurs on or before June 30, 1992), (B) $1.50 (if the purchase occurs after June 30, 1992 but on or before June 30, 1993), (C) $2.00 (if the purchase occurs after June 30, 1993 but on or before June 30, 1994), or (D) $2,50 (if the purchase occurs after June 30, 1994) and (y) the number of shares purchasable upon exercise of such holder's Warrants, which amount shall thereupon become due and payable on such date.

         6C.     Call of the Warrants.

         (i) On or after the later of (i) the second anniversary of the Closing Date or (ii) the date which is six months after the Company has consummated an Initial Public Offering, the Company may, in its sole discretion but subject to compliance with subparagraph (ii) below, purchase, and the holders of outstanding Warrants shall, if the Company complies with subparagraph (ii) below, sell to the Company, all outstanding Warrants at a price equal to the product of $1.00 and the number of shares purchasable upon exercise of such Warrants, provided that no such purchase and sale shall occur unless, for at least 30 days within a period of 40 consecutive trading days ending on the proposed purchase date, the closing bid or sale price of the Company's Common Stock as reported on NASDAQ or the New York Stock Exchange has been equal to or in excess of 200% of the Exercise Price in effect on such proposed purchase date.

         (ii) The Company shall give each holder of Warrants written notice of a purchase of Warrants pursuant to subparagraph (i) of this paragraph 6C not less than 60 days prior to the purchase date, specifying such date, the number of the Warrants (computed by reference to the number of shares purchasable by exercise thereof) to be purchased on such date and that such purchase is to be made pursuant to this paragraph 6C. Each such notice shall be accompanied by an Officer's Certificate stating that all of the applicable conditions set forth in subparagraph





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(i) of this paragraph 6C have been fulfilled.  Notice of purchase having been given as aforesaid, the purchase price under this paragraph 6C shall become due and payable on such purchase date unless (a) the holder of such Warrants shall have exercised such Warrants previously pursuant to paragraph 11, (b) the holder of such Warrants shall have made a request for purchase of its shares pursuant to any provision of paragraph 6B or (c) a holder of Warrants or Common Stock purchased upon exercise thereof shall have requested filing pursuant to the Registration Rights Agreement of, or the Company shall otherwise have filed, a registration statement for Common Stock under the 1933 Act with the Commission, in which case purchase and sale shall not be effected until the lapse of 60 days after the declaration of effectiveness of such registration statement by the Commission. Should the Warrants not be purchased on such purchase date due to the Company's failure to perform its obligations under this paragraph 6C, any subsequent purchase may be effected only after compliance with the provisions of this subparagraph (ii) from and after such purchase date.

         7. Affirmative Covenants. All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists. The provisions of this paragraph 7 are for the benefit of Investors so long as they hold any Securities and for the benefit of each other holder of Securities; provided that (i) except for paragraphs 7A, 7B, 7H and 7I, such provisions shall have no further force or effect upon payment in full of all Indebtedness under the Notes and (ii) upon payment in full of all Indebtedness under the Notes and completion of an Initial Public Offering, paragraphs 7A and 7B shall have no further force and effect.

         7A.     Financial Statements.  The Company covenants that it will
deliver to each of the Investors and each other holder of Securities;

         (i) as soon as practicable and in any event within 30 days after the end of each month (other than the last month) in each fiscal year, the consolidated statements of income for such month and for the period from the beginning of the current fiscal year to the end of such month and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such month, setting forth in each case in comparative form figures for the current year operating plan, all in reasonable detail to indicate the results of the Company's operations for such period on a basis consistent with past practice, and certified by the chief financial officer or chief accounting officer of the Company as fairly presenting the financial condition of the Company and its Subsidiaries, subject to the changes resulting from normal adjustments (including audit and year-end adjustments), provided, however, that all obligations pursuant to this clause (i) shall terminate upon consummation of an Initial Public Offering;

         (ii) as soon as practicable and in any event within 45 days after the end of each quarterly period for which the Company shall prepare statements for such period (other than the last quarterly period) in each fiscal year, the consolidated statements of income, changes in stockholders, equity and cash flow of the Company and its Subsidiaries for such quarterly period





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and for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP on a basis consistent with past practice, and certified by the chief financial officer or chief accounting officer of the Company as fairly presenting the financial condition of the Company and its Subsidiaries, subject to the changes resulting from audit and year-end adjustments;

         (iii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidated and consolidating statements of income, changes in stockholders' equity and cash flow of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case (commencing with any such reports delivered after the close of the Company's first full fiscal year following the date hereof) in comparative form corresponding figures from the preceding annual audit, and accompanied by a report, with respect to the consolidated financial statements, of independent public accountants of recognized national standing selected by the Company and reasonably satisfactory to the Investors, whose report shall state, without qualification as to the scope of its audit, that such consolidated financial statements present fairly the financial condition of the Company and its Subsidiaries in accordance with GAAP on a basis consistent with past practice and that the examination by such accountants has been made in accordance with generally accepted auditing standards;

         (iv) as soon as practicable and in any event no later than 30 days before commencement of a new fiscal year, a business plan and operating budget (including, without limitation, revenue accounts, cash flow and balance sheets) of the Company for such fiscal year setting forth in each case in comparative form corresponding figures from the preceding fiscal year, in reasonable detail, provided, however, that all obligations pursuant to this clause (iv) shall terminate upon consummation of an Initial Public Offering;

         (v) promptly upon transmission thereof, copies of all financial statements, proxy statements and reports as the Company shall send to its stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Commission (or any governmental body or agency succeeding to the functions of the Commission) or with any domestic securities exchange on which any of its securities are listed and copies of any such reports filed by the Company s directors or officers in their capacity as such if the Company has received a copy of such report, and copies of all press releases and other statements made available generally by the Company or its Subsidiaries to the public concerning material developments in the business of the Company and its Subsidiaries;

         (vi) promptly upon receipt thereof, a copy of each other report submitted to the Company or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any of its Subsidiaries; and





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         (vii)   with reasonable promptness, such other financial and/or
operating data as the Investors may reasonably request.

Together with each delivery of financial statements required by clauses (i),
(ii) and (iii) above, the Company will deliver to the Investors an Officer's Certificate (a) setting forth in narrative form the consolidated operational results for the Company for the fiscal period covered by such financial statements and (except to the extent specifically set forth in such financial statements) the aggregate amount of Indebtedness, fixed charges and pretax cash provided by operations, on a consolidated basis, of the Company outstanding at the end of such fiscal period, and the aggregate amounts of interest expense (stated separately) on Indebtedness, on a consolidated basis, of the Company, in each instance during such fiscal period, (b) in the case of the financial statements provided in clauses (ii) and (iii) above, demonstrating (with computations in reasonable detail) compliance by the Company with the provisions of paragraphs 8A, 8B, 8D, 8E and 8K, and (c) stating that there exists no Event of Default or Default or, if any Event of Default or Default exists, specifying the nature thereof, the period of existence thereof and what action the Company, proposes to take with respect thereto. Together with each delivery of financial statements required by clause (iii) above, the Company will also deliver to the Investors a certification of the accountants referred to in such clause (iii) stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if, to their knowledge, any Event of Default or 'Default exists, specifying the nature and period of existence thereof; provided that such accountants shall not be liable to anyone by reason of their failure to obtain knowledge of any such Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. Forthwith upon the discovery by an executive officer of the Company of any Event of Default or Default, the Company will deliver to the Investors an Officer's Certificate specifying the nature thereof, the period of existence thereof and what action it proposes to take with respect thereto. Each Investor is hereby authorized to deliver a copy of any financial statement or certificate delivered pursuant to this paragraph 7A to any regulatory body having jurisdiction over such Investor.

         7B.     Books and Records; Inspection of Property.  The Company will keep, and will cause each of its Subsidiaries to keep, proper books of record and accounts in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities so that the financial statements of the Company may be presented in accordance with GAAP. The Company covenants that it will permit any Person representing the Investors and designated in writing by such Investors, at the Investors' expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate, financial and operating records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the directors, officers and independent accountants of the Company and its Subsidiaries, all at such reasonable times and as often as the Investors may reasonably request.

         7C.     Additional Covenants Pending the Closing.  The Company
covenants that pending the Closing it will not, without the prior written consent of the Investors, take any action which





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would result (i) in any of the representations or warranties contained in this
Agreement not being true in all material respects at and as of the time immediately after such action or (ii) in any of the covenants contained in this Agreement becoming unperformable. Pending the Closing, the Company will promptly advise the Investors of any action or event of which it becomes aware which has the effect of making incorrect any of such representations or warranties or which has the effect of rendering unperformable any of such covenants.

         7D.     Compliance with Laws, etc.  The Company covenants that it will exercise reasonable diligence in order to assure that it complies with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would materially adversely affect the business, condition (financial or other), assets, property or operations of the Company and its Subsidiaries, taken as a whole.

         7E.     ERISA.  Promptly (and in any event within 30 days) after the
Company or any of its Subsidiaries knows or, in the case of a single-employer Pension Plan has reason to know, that a Reportable Event with respect to any Pension Plan has occurred, that any Pension Plan is or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA or that the Company or any of its Subsidiaries will or may incur any liability to or on account of a Pension Plan under Sections 4062, 4063, 4064, 4201 or 4204 of ERISA, the Company will deliver to the Investors, so long as they shall hold any of the Securities, a certificate of the chief financial officer of the Company setting forth information as to such occurrence and what action, if any, the Company is required or proposes to take with respect thereto, together with any notices concerning such occurrences which are (a) required to be filed by the Company or the plan administrator of any such Pension Plan controlled by the Company or its Subsidiaries, with the PBGC or (b) received by the Company or its Subsidiaries from any plan administrator of a Multiemployer Plan or other Pension Plan not under its control, The Company shall furnish to the Investors, so long as they shall hold any of the Securities, a copy of each annual report (Form 5500 Series) of any Pension Plan received or prepared by the Company or any of its Subsidiaries. Each annual report and any notice required to be delivered hereunder shall be delivered no later than 10 days after the later of the date such report or notice is filed with the Internal Revenue Service or the PBGC or the date such report or notice is received by the Company or any of its Subsidiaries, as the case may be.

         7F.     Corporate Existence; Maintenance of Properties.  The Company
covenants that it: (i) will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and rights of the Company and its Subsidiaries (except that the corporate existence of any of its Subsidiaries may be terminated if such termination is, in the judgment of the Board of Directors of the Company, in the best interest of the Company and is not materially disadvantageous to the holders of the Securities or any securities issued in exchange therefor) ; (ii) will cause its properties and the properties of its Subsidiaries used or useful in the conduct of their respective businesses, other than properties which in the aggregate are not material to the business and operations of the Company and its Subsidiaries, taken as a whole, to be maintained and kept in good condition, repair and working order and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto, all as in the judgment of the Company may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; and (iii) will, and will cause each of its Subsidiaries to, qualify and remain qualified to conduct business in each jurisdiction where the nature of the business of or ownership of property by the Company or such Subsidiary, as the case may be, may require such qualification.

         7G.     Insurance.  The Company covenants that, so long as the
Investors shall hold any of the Securities, it will maintain, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, funds or underwriters, insurance for the Company and its Subsidiaries of the kinds, covering the risks and in the relative proportionate amounts usually carried by companies conducting business activities similar to those of the Company and its Subsidiaries.

         7H.     Filing of Reports under the 1934 Act.  The Company shall give prompt notice to each of the Investors of the filing of any registration statement (an "Exchange Act Registration Statement") pursuant to the 1934 Act, relating to any class of equity securities of the Company and the effectiveness of such Exchange Act Registration Statement and the number of shares of such class of equity security outstanding as reported in such Exchange Act Registration Statement. If the Company shall have filed an Exchange Act Registration Statement or a registration statement (including an offering circular under Regulation A promulgated under the 1933 Act) pursuant to the requirements of the 1933 Act, the Company shall use all reasonable efforts to
(i) comply with the reporting requirements of the 1934 Act, and (ii) comply with all other public information reporting requirements of the Commission that are a condition to the availability of an exemption from the 1933 Act (under Rule 144 thereof, as amended from time to time, or successor rule thereto or otherwise) for the sale of shares of Common Stock issuable upon exercise of the Warrants by any Investor. The Company shall cooperate with each Investor in supplying such information as may be necessary for such Investor to complete and file any information reporting forms at present or hereafter required by the Commission, including, without limitation, any information required as a condition to the availability of an exemption from the 1933 Act (under Rule 144 thereof or otherwise), for the sale of shares of Common Stock issuable upon exercise of the Warrants by any Investor.

         7I.     1933 Act Registration Statements.  The Company covenants that it shall not file any registration statement under the 1933 Act (other than a Form S-8 registration statement, or any successor to the Form S-8 registration statement) covering any securities unless it shall first have given each Investor written notice thereof. The Company further covenants that each Investor shall have the right, at any time when it may be deemed by the Company to be a controlling person of the Company, to participate in the preparation of such registration statement (regardless of whether or not an Investor will be a selling security holder in connection with such registration statement) and to request the insertion therein of material furnished to the Company in writing which in such Investor's judgment should be included. In connection with any registration statement referred to in this paragraph 7I, the Company will indemnify each Investor, its partners, officers and directors and each person, if any, who controls such Investor within the meaning of section 15 of the 1933 Act, against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission contained in written information furnished to the Company by such Investor expressly for use in such registration statement. If, in connection with any such registration statement, such Investor shall furnish written information to the Company expressly for use in the registration statement, such Investor will indemnify the Company, its directors, each of its officers who signs such registration statement and each person, if any, who controls the Company within the meaning of the 1933 Act against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or such omission or alleged omission is contained in information so furnished in writing by such Investor for use therein. The provisions of this paragraph 7I are in addition to, and not in limitation of, the provisions of the Registration Rights Agreement.

         8. Negative Covenants. All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists. The provisions of this paragraph 8 are for the benefit of Investors so long as they hold any of the Securities and for the benefit of each other holder of any of the Securities, and, except for paragraph 8F, such provisions shall have no further force or effect following the payment of all Indebtedness under to the Notes.

         8A.     Restricted Payments.

         (i) The Company covenants that before the consummation of an Initial Public Offering it will not make, and will not permit any Subsidiary to make, any Restricted Payments.

         (ii) The Company covenants that after the consummation of an Initial Public Offering it will not make, and will not permit any Subsidiary to make, any Restricted Payments (a) until after the end of a fiscal quarter and
(b) then only to the extent of (x) 25% of Net Income of the Company in such quarter reduced by (y) the amount of consolidated net losses of the Company for the period commencing the first day of the fiscal year in which such Initial Public Offering is consummated and ending the last date of the preceding fiscal quarter, as such consolidated net losses would appear on a consolidated statement of income for the Company for such period prepared in accordance with GAAP, but only to the extent of such consolidated net losses that have not been offset previously against Net Income under this subparagraph (ii).

         8B.     Restrictions on Indebtedness.  The Company covenants that it will not incur, create, assume or suffer to exist any Indebtedness or permit any of its Subsidiaries to do any of the foregoing, other than any of the following;

         (i)     Indebtedness represented by the Notes and this Agreement;

         (ii) additional unsecured Senior Debt or Senior Debt secured by Liens as permitted by subparagraph 8C(v);

         (iii) Indebtedness that is subordinated or pari passu to Indebtedness evidenced by the Notes and subordinated to Senior Debt;

         (iv) other Indebtedness of the Company and its Subsidiaries outstanding on the date hereof as described in, and in the amounts set forth in, Schedule 11E;

         (v)     any operating lease obligations; and

         (vi) any Indebtedness secured by Liens as permitted by subparagraphs 8C(iii) or (iv).

         8C.     Restrictions on Liens.  Except as set forth in Schedule 8C, the Company covenants that it will not and will not permit any Subsidiary to create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except;

         (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established;

         (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, in accordance with GAAP shall have been made therefor;

         (iii) purchase money security interests (including mortgages, leases and other deferred purchase devices) attaching only to the property or assets purchased;

         (iv) security interests granted in connection with the purchase by the Company of corporations or other entities which upon purchase thereof become Subsidiaries, which security interests are (a) granted only to the sellers of such Subsidiaries and (b) attach only to the stock of such Subsidiaries;

         (v) security interests in the assets of the Company securing Senior Debt; and

         (vi) security interests securing Indebtedness on Schedule 11E hereof.

         8D.     Loans, Advances and Investments.  The Company covenants that it will not, and will not permit any of its Subsidiaries to make or permit to remain outstanding any loan or advance to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or make any Investment in, any Person, except that the Company or any Subsidiary may;

         (i) make or permit to remain outstanding loans or advances to any Subsidiary or, as to a Subsidiary, any such loan or advance to the Company;

         (ii) own, purchase or acquire stock, obligations or securities of a Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary;

         (iii) own, purchase or acquire (a) commercial paper rated P1 or higher by Moody's Investors Service Inc., or A1 or higher by Standard & Poor's Corporation on the date of acquisition, (b) certificates of deposit of United States commercial banks (having a combined capital and surplus in excess of $500,000,000), (c) obligations of or guaranteed by the United States government or any agency thereof, and (d) money market funds organized under the laws of the United States or any state thereof that invest substantially all of its assets in any of the types of investments described in clauses (a), (b) or (c) of this clause (iii);

         (iv) endorse negotiable instruments for collection in the ordinary course of business, make or permit to remain outstanding travel, moving and other like advances to officers, employees and consultants in the ordinary course of business or make or permit to remain outstanding lease, utility and other similar deposits in the ordinary course of business;

         (v) guarantee Indebtedness of any Subsidiary to the extent such Subsidiary's Indebtedness is permitted by paragraph 8B; and

         (vi) make loans or advances to employees in the ordinary course of business, provided that such loans shall not exceed $25,000 per employee unless a majority of disinterested members of the Company's Board of Directors approves such loan.

         8E.     Shareholders' Equity.

         (i) The Company covenants that it will not at any time permit its Shareholders Equity to be less than (x) $4,000,000 plus (y) 50% of consolidated earnings (less, without duplication, all provision for taxes) as the same would appear on a consolidated statement of operations of the Company for the period beginning April 1, 1991 and ending at the time of determination of Shareholders Equity, prepared in accordance with GAAP.

         (ii) The Company covenants that it will not at any time incur any additional Indebtedness if its ratio of Indebtedness to Shareholders Equity is, or if the effect of such incurrence is to cause such ratio to be, greater than 2 to 1.

         8F.     Transactions with Affiliates.  The Company covenants that it will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service), with any Person who, prior to such transaction, is the holder of 5% or more of any class of equity securities of the Company or with any Affiliate of the Company or of any such holder on terms that are less favorable to such Subsidiary or the Company, as the case may be, than those that would be obtainable at the time from any Person who is not such a holder or Affiliate, except that the Company may give guaranties and make loans and advances in accordance with paragraph 8D(i), (v) and (vi).

         8G.     Merger and Asset Sales.  The Company covenants that it will not enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of the Company's business, property or fixed assets (either through a sale of assets or stock), whether now owned or hereafter acquired, except (i) if the Notes and all interest accrued thereon have been paid in full or provided for at the closing of such transaction out of the proceeds of it or (ii) that the Company may merge or consolidate if (a) the Company is the surviving entity and remains an entity incorporated under the laws of a state of the United States of America, (b) immediately after such merger or consolidation (and giving effect thereto) no Default shall have occurred and be continuing, and (c) after giving effect to such merger or consolidation the Company would be able to incur at least $1.00 of additional Indebtedness in accordance with paragraph 8E (ii) without a Default resulting.

         8H.     Certain Contracts.  Except as otherwise specifically permitted by any other provision of paragraph 8, the Company covenants that it will not, and will not permit any of its Subsidiaries to, enter into or be a party to (i) any contract providing for the making of loans, advances or capital contributions to any Person other than a Subsidiary, or for the purchase of any property from any Person (except as permitted by paragraph SD), in each case primarily in order to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses, or
(ii) any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered, or (iii) any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor, or (iv) any contract for the sale or use of materials, supplies or other property, or the rendering of services, if such contract (or any related document) requires that payment for such materials, supplies or other property, or the use thereof, or payment for such services, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person, or (v) any other contract which, in economic effect, is substantially equivalent to a guarantee.

         8I.     Conduct of Business.  The Company covenants that it will not, and will not permit any of its Subsidiaries to, engage in any business other than the business engaged in by the Company and its Subsidiaries on the date hereof which includes the provision of training to individuals to improve or create skills with respect to personal interests, existing careers or new careers, and any businesses or activities substantially similar or related thereto.

         8J.     No Amendments.  The Company will not amend its Certificate of
Incorporation (including, without limitation, the Cumulative Convertible Preferred Stock) or By-laws in any manner to cause the Investors to be unable to exercise any right or privilege, or in such a way as to cause the Company to be unable to perform any of its obligations to the Investors specifically provided for in this Agreement, the Registration Rights Agreement or the Coinvestors Agreement; without limiting the provisions of the preceding clause, nothing in this paragraph 8J shall limit the Company's right to amend its Certificate of Incorporation or take any other action with respect to the authorization or issuance of capital stock, including the authorization or issuance in the number of shares of common or preferred stock or the designation of preferences as to distributions on liquidation, so long as compliance by the Company with such terms will not conflict with the prohibition contained in such clause; provided, however, that the Company shall not create any class of capital stock having a preference superior to its common stock with respect to dividends, or change the number of its directors.

         8K.     Interest Coverage Ratio.  The Company covenants that it will not permit, its Interest Coverage Ratio to be less than (i) 1 to 1 for any two consecutive fiscal quarters or (ii) 1.5 to 1 at the end of any fiscal quarter, for the twelve-month period then ended.

         9.      Subordination.

         9A.     Subordinated Debt Subordinate to Senior Debt.  All
Subordinated Debt shall be junior and subordinate to all Senior Debt (as defined in paragraph 14) to the extent and in the manner provided in this paragraph 9 and each holder of a Note, by its acceptance thereof, agrees to be bound by the provisions of this paragraph 9. Subordinated Debt shall not be junior or subordinate to any Indebtedness of the Company other than Senior Debt.

         9B.     Suspension of Right to Receive Payments of Subordinated Debt;
Other Defaults.

         9B(l). Failure to Pay Principal of or Interest on Senior Debt. If at the time any payment or prepayment with respect to any Subordinated Debt or any purchase, redemption or other retirement (whether at the option of the holder or otherwise) of Subordinated Debt is to be made, directly or indirectly, or immediately after giving effect thereto there shall have occurred a Default in the payment of principal or interest due on Senior Debt (whether by lapse of time, acceleration or otherwise), then any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable with respect to Subordinated

Debt shall be paid or delivered by the Company directly to the holders of Senior Debt, ratably, for application in payment thereof, unless and until all Senior Debt shall have been paid in full.

         9B(2).  Acceleration of Payment of Senior Debt or Subordinated Debt.

         (a) If at the time any payment or prepayment with respect to any Subordinated Debt or any purchase, redemption or other retirement (whether at the option of the holder or otherwise) of Subordinated Debt is to be made, directly, or indirectly, or immediately after giving effect thereto (i) the Senior Debt or the Subordinated Debt shall have been declared by the holders thereof due and payable before its expressed maturity and (ii) such acceleration shall not have been expressly rescinded in writing by the holders of Senior Debt pursuant to the relevant Senior Debt Agreement or by the holders of Subordinated Debt pursuant to the relevant Subordinated Debt Agreement, as the case may be, then any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable with respect to Subordinated Debt shall be paid or delivered by the Company directly to the holders of Senior Debt, ratably, for application in payment thereof, unless and until all Senior Debt shall have been paid in full or such acceleration shall have been rescinded.

         (b) Prior to the payment in full of all Senior Debt, the holders of Notes will not, upon the occurrence of an Event of Default referred to in paragraph 10 hereof (other than an Event of Default which, by the terms of such paragraph 10, causes an immediate and automatic acceleration of all payment obligations in respect of the Notes), declare any or all of the Notes due and payable or demand or sue for the payment of any amount owing on the Notes, unless and until the holders of the Notes have notified the holders of Senior Debt of the occurrence of such particular Event of Default and 90 days shall have elapsed since the date of such notice and such Event of Default shall not have been cured; provided, however, that if such Event of Default is of the nature set forth in paragraph 1OA(iii) and the event giving rise thereto does not result in any other Event of Default described in such paragraph 1OA(iii), then the holders of Notes shall not, prior to the payment in full of all Senior Debt, declare any or all of the Notes due and payable on demand or sue for the payment of any amount owing on the Notes (such period of time during which such rights are suspended being called the "Continuous Standstill Period"); provided, further, however, that, notwithstanding the foregoing, if any holder of Senior Debt shall accelerate the maturity of such Senior Debt prior to the expiration of such 90-day period or during the Continuous Standstill Period, the holders of Notes may forthwith accelerate the maturity of the Notes. Nothing in this paragraph 9B(2)(b) shall be deemed to permit any payment with respect to the Notes at a time when such payment would be prohibited by paragraphs 9B(l) or 9b(2)(a).

         9B(3). Bankruptcy or Insolvency. In the event of (i) any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company or
(ii) any proceedings for voluntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all Senior Debt shall first be paid in full, or such payment shall have been duly provided for, before any further payment is made with respect to Subordinated

Debt. In any of such proceedings, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable with respect to Subordinated Debt shall be paid or delivered directly to the holders of Senior Debt, ratably, for application in payment thereof, unless and until all Senior Debt shall have been paid in full; provided that in the event that payment or delivery of any cash, property or securities to any holders of Subordinated Debt is authorized by a final nonappealable order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of Subordinated Debt to Senior Debt, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable law, no payment or delivery of such cash, property or securities payable or deliverable with respect to Subordinated Debt shall be made to the holders of Senior Debt. Anything in this paragraph 9 to the contrary notwithstanding, no payment or delivery shall be made to holders of Senior Debt of securities that are issued and delivered to holders of Subordinated Debt pursuant to reorganization, dissolution or liquidation proceedings, or upon any merger, consolidation, sale, lease, transfer or other disposal not prohibited by the provisions of this Agreement, by the Company, as reorganized, or by the corporation succeeding to the Company or acquiring its property and assets, if such securities are subordinate and junior at least to the extent provided in this paragraph 9 to the payment of all Senior Debt then outstanding and to the payment of any securities that are issued in exchange or substitution for any Senior Debt then outstanding.

         9C.     Rights of Holders of Senior Debt Not to Be Impaired.  No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms and provisions and covenants herein contained, regardless of any knowledge thereof any such holder may have or otherwise be charged with. The provisions of this paragraph 9 are intended to be for the benefit of, and shall be enforceable directly by, the holders from time to time of the Senior Debt. Each of the holders of Subordinated Debt waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default by the holders of Senior Debt.

         9D.     Company's Obligation Unconditional.  The provisions of this paragraph 9 are solely for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and the holders of Subordinated Debt, on the other hand, against the Company and its property. Nothing herein shall impair, as between the Company and the holders of Subordinated Debt, the obligation of the Company, which is unconditional and absolute, to pay to the holders thereof the full amount of the Subordinated Debt in accordance with the terms thereof and the provisions hereof and nothing herein shall prevent the holder of any Subordinated Debt from exercising all remedies otherwise permitted by applicable law or hereunder upon Default hereunder or under any Subordinated Debt (including, without limitation, the right to demand and sue for payment and performance hereof and the Subordinated Debt and to accelerate the maturity hereof as provided in paragraph 10), subject to the provisions of
Section 9B(2) and subject to the rights under this paragraph 9 of holders of Senior Debt to receive cash, property or securities otherwise payable or deliverable to the holders of Subordinated Debt, The failure to make any payment with respect to the Subordinated Debt by reason of any provision of this paragraph 9 shall not be construed as preventing the occurrence of an Event of Default under paragraph 10.

         9E.     Payments Held in Trust.  If the holder of any Subordinated
Debt shall receive any payment or delivery of cash, property or securities in respect of such Subordinated Debt which such holder is not entitled to receive under the provisions of this paragraph 9, such holder will hold any amount so received in trust for the holders of Senior Debt and will forthwith turn over to the agent for the account of the holders of Senior Debt such payment or delivery in the form received to be applied in payment or prepayment of Senior Debt.

         9F.     Subrogation.  Upon the payment in full of all Senior Debt and termination of any Senior Debt Agreement, the holders of Subordinated Debt shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to Senior Debt until all Subordinated Debt shall have been paid in full. For the purpose of subrogation, no payments to the holders of Senior Debt of any cash, property or securities that the holders of Subordinated Debt would be entitled to receive and retain but for the provisions of this paragraph 9, and no payment pursuant to the provisions of this paragraph 9, to holders of Senior Debt by holders of Subordinated Debt, shall, as between the Company and its creditors (other than the holders of Senior Debt), on the one hand, and the holders of Subordinated Debt, on the other, be deemed to be a Payment by the Company with respect to the Senior Debt.

         9G.     Reliance by Holders on Final Order or Decree.  Anything in
this paragraph 9 to the contrary notwithstanding, in the event that payment or delivery of any cash, property or securities to any holders of the Notes is authorized by a final non-appeal able order or decree giving effect to the subordination of the Indebtedness represented by the Notes to Senior Debt, and made by a court of competent jurisdiction in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership, or similar proceedings under any applicable law, no payment or delivery of such cash, property or securities payable or deliverable with respect to the Indebtedness represented by the Notes shall be made to the holders of Senior Debt, nor shall any payment or delivery be made to holders of Senior Debt of securities that are issued and delivered to holders of Notes pursuant to liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership, or similar proceedings, or upon any merger, consolidation, sale, lease, transfer or other disposal not prohibited by the provisions of this Agreement, by the Company, as reorganized, or by the corporation succeeding to the Company or acquiring its properties and assets, if such securities are subordinate and junior at least to the extent provided in this paragraph 9 to the payment of all Senior Debt then outstanding and to the payment of any securities that are issued in exchange or substitution for any Senior Debt then outstanding.

         10.     Events of Default; Remedies.

         10A.    Events of Default.  If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise);

         (i) the Company defaults in the payment of any principal of or premiums on any Note or any mandatory prepayment of any Note after such payment becomes due, either by the terms thereof or otherwise as herein provided; or

         (ii) the Company defaults in the payment of any interest on any Note for a period of 10 days after such payment becomes due; or

         (iii) the Company or any Subsidiary defaults in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any stated maturity; provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration shall occur and be continuing is equal to or greater than $100,000; or

         (iv) any representation or warranty made by the Company herein or in any writing furnished pursuant to this Agreement shall be false in any material respect on the date as of which made; or

         (v) the Company defaults in any material respect in the performance or observance of any of its agreements contained in paragraphs 5, 6 7D, 7E, 7F or 8; or

         (vi) the Company fails in any material respect to perform or observe any other agreement, term or condition contained herein and such failure shall not have been remedied within 30 days after notice by an Investor to the Company; or

         (vii) the Company or any of its Subsidiaries makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

         (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called "Bankruptcy Law"), of any jurisdiction; or

         (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the

Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

         (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

         (xi) any order, judgment or decree is entered in any proceedings against the Company or any of its Subsidiaries decreeing the dissolution of the Company or such Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 90 days; or

         (xii) any order, judgment or decree is entered in any proceedings against the Company or any of its Subsidiaries decreeing a split-up of the Company or such Subsidiary which requires the divestiture of substantial assets of the Company and its Subsidiaries, taken as a whole, and such order, judgment or decree remains unstayed and in effect for more than 90 days; or

         (xiii) a final judgment in an amount in excess of $100,000 is rendered against the Company or any of its Subsidiaries and, within 30 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after expiration of any such stay, such judgment is not discharged; or

         (xiv) any Pension Plan fails to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412 (d) of the Code, or any Pension Plan subject to Title IV of ERISA is, has been or is likely to be terminated or the subject of termination proceedings under ERISA, or the Company or only Subsidiary or an ERISA Affiliate has incurred or is likely to incur a liability to or on account of any Pension Plan under Sections 4062, 4063, 4064, 4201 or 4204 of ERISA, and there results from any such event or events a liability or a material risk of incurring a liability to the PBGC or any Pension Plan which, if incurred, could have a material adverse effect upon the business, operations or financial condition of the Company or a Subsidiary of the Company, or the Company or a Subsidiary has engaged in a prohibited transaction that would result in a liability, penalty or tax under ERISA or
Section 4975 of the Code, as the case may be, which could have a material adverse effect upon the business, operations or financial condition of the Company or any Subsidiary of the Company; then (a) upon the occurrence of any Event of Default described in the foregoing clauses (vii), (viii), (ix), (x),
(xi) or (xii), the unpaid principal amount of and accrued interest on the Notes outstanding shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and (b) upon the occurrence of any other Event of Default, the holder or holders of at least a majority of the aggregate unpaid principal amount of the Notes at the time outstanding may, at its or their option and in addition to any right, power or remedy permitted by law or equity, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

         10B.    Other Remedies.  If any Event of Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the Investors or any other holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

         11. Representations, Covenants and Warranties. The Company represents, covenants and warrants to each Investor that;

         11A.    Organization; Qualification and Authority.  The Company is a
corporation duly organized and validly existing in good standing under the laws of the State of Delaware, At the Closing Date, each Subsidiary of the Company will be a corporation duly organized and existing under the laws of the jurisdiction of its incorporation. As of the Closing Date, the Company and each subsidiary will be duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary and in which the failure to so qualify would have a materially adverse effect on the operations or financial condition of the Company. The Company has, and as of the Closing Date each of its Subsidiaries will have, the corporate power to own its properties and to carry on its business as now being conducted. The Company has all requisite corporate power and authority to enter into this Agreement and each agreement executed by it, to issue and sell the Notes and Warrants hereunder and to issue Common Stock upon exercise of the Warrants and has the requisite corporate power and authority to carry out the transactions contemplated hereby and thereby to be performed by it, and the execution, delivery and performance hereof and thereof have been duly authorized by all necessary corporate action. This Agreement constitutes, and each other agreement or instrument executed and delivered by the Company pursuant hereto or thereto or in connection herewith or therewith will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

         11B.    Financial Statements.  The Company has furnished the Investors with the following financial statements: audited consolidated balance sheets of the Company as of March 31, 1989, 1990 and 1991, and the related consolidated statements of income, retained earnings and cash flows of the Company for the fiscal years then ended, together with the independent auditor's reports thereon, and a consolidated balance sheet as of April 30, 1991 and the related consolidated statements of income, retained earnings and cash flows of the Company for the calendar month then ended. Such financial statements (including any related schedules and notes and except for the monthly financial statements) have been prepared in accordance with GAAP consistently applied throughout the period or periods in question and all of such financial statements (including any related schedules and notes) show all liabilities, direct or contingent, of the Company required to be shown in accordance with GAAP consistently applied throughout the period or periods in question and fairly present the consolidated financial position and the consolidated results of the Company for the periods indicated therein, subject, in the case of the monthly statements, to normal adjustments. There have been no material adverse changes in the condition (financial or other), results of operations, business or prospects of the Company since March 31, 1991.

         11C.    Capital Stock and Related Matters.  As of the Closing Date and
after giving effect to the transactions contemplated in this Agreement, (i) the Company's authorized capital stock will consist of (a) 3,500,000 shares of Common Stock, par value $.0l per share, of which 823,982 shares will be issued and outstanding; 1,000,000 shares will be reserved for issuance upon exercise of the Warrants; and 838,888 shares will be issuable upon exercise of outstanding Common Stock warrants; (b) 1,100,000 shares of Cumulative Convertible Preferred Stock, par value $.0l per share, of which 1,020,000 shares will be issued and outstanding; 54,931 shares will be issuable upon exercise of outstanding Cumulative Convertible Preferred Stock warrants; and all issued and outstanding shares shall have been duly and validly issued, fully paid and non-assessable; (ii) the Warrants, if exercised in full, would represent approximately 27% of the Company's outstanding Common Stock on a fully diluted basis; (iii) no shares of Common Stock will be owned or held by or for the account of the Company or any of its Subsidiaries; (iv) neither the Company nor any of its Subsidiaries will have outstanding any stock or other securities convertible into or exchangeable for any shares of capital stock, any rights to subscribe for or to purchase or, options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any capital stock, or any stock or securities convertible into or exchangeable for any capital stock which have not been waived (other than the Notes and the Warrants and except as set forth on Schedule 11C hereto); (v) except as contemplated hereby neither the Company nor any of its Subsidiaries will be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of capital stock; and (vi) the Company will not have filed or be required to file, pursuant to Section 12 of the 1934 Act a registration statement relating to any class of debt or equity securities. Except as contemplated by this Agreement and as disclosed by the Company on Schedule 11C, there are no agreements, written or oral, between the Company and any holder of its capital stock, or to the best knowledge of the Company, among any holder of its capital stock relating to ownership or voting of the capital stock of the Company.

         11D.    Actions Pending.  Except as set forth in Schedule 11D, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their properties or rights, by or before any court, arbitrator or administrative or governmental body, which, if adversely decided, would have a materially adverse effect on the Company or its Subsidiaries.

         11E.    Outstanding Debt.  Except as set forth on the Company's
audited balance sheet as of March 31, 1991 or in Schedule 11E, neither the Company nor any of its Subsidiaries has outstanding any material amount of Indebtedness, and there exists no default or event of default, or event which with notice or lapse of time or both will constitute a default or event of default under the provisions of any instrument evidencing such Indebtedness or of any agreement or document relating thereto.

         11F.    Title to Properties.  Each of the Company and its Subsidiaries
has (i) good, sufficient and legal title to its respective real property (other than real properties which it leases from others) subject to no Lien of any kind except Liens permitted by paragraph 8C, and (ii) good title to all of its other respective properties and assets which are material to the current conduct of its business (other than properties and assets which it leases from others and other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 8C. To the extent material to the Company's ability to carry on its business in substantially the same manner as it is now being conducted, each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its respective properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets, and all such leases are valid and subsisting and in full force and effect.

         11G. Taxes. Each of the Company and its Subsidiaries has filed all federal, state and other income tax returns which are required to be filed, and each has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due or except such as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

         11H.    Conflicting Acrreements.  Neither the execution or delivery of this Agreement, the Registration Rights Agreement, the Coinvestors Agreement or the Securities, the offering, issuance and sale of the Securities, nor fulfillment of or compliance with the terms and provisions hereof and thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to (i) the charter or By-Laws of the Company or any of its Subsidiaries, or (ii) any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness for borrowed money of the Company or any of its Subsidiaries, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the type to be evidenced by the Notes, or contains dividend or redemption limitations on any capital stock of the Company, except for this Agreement.

         11I.    Offering of Securities.  Neither the Company nor any Person
acting on its behalf has, directly or indirectly, offered any of the Securities or any similar security of the Company for sale to, or solicited any offers to buy any of the Securities or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with any Person other than the Investors and their affiliates and other accredited investors (as such term is defined in Regulation D promulgated under the 1933 Act); and the Company has not taken and will not take any action which would subject the issuance or sale of any of the Securities to the provisions of section 5 of the 1933 Act or violate the provisions of any securities, Blue Sky law of any applicable jurisdiction.

         11J.    Broker's or Finder's Commissions.  No broker's or finder's fee or commission will be payable by the Company with respect to the issuance and sale of the Securities or the transactions contemplated hereby except for fees payable to Equitable Securities Corporation (which fees shall be the sole responsibility of the Company).

         11K.    Regulation G, Etc.; Use of Proceeds.  Neither the Company nor
any of its Subsidiaries owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called a "margin stock"). All of the proceeds of the sale of the Securities will be used by the Company for general corporate purposes and for the repayment of outstanding Indebtedness. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation G. Neither the Company, any of its Subsidiaries nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

         11L.    Pollution and Other Regulations.  To the best of the Company's knowledge, the Company and its Subsidiaries are in compliance in all material respects with all laws and regulations including, without limitation, those relating to pollution and environmental control, equal employment opportunity, employee safety and other like governmental laws and regulations affecting the general conduct of its business in all jurisdictions in which it is presently doing business, and the Company will use its best efforts to comply and to cause each of its Subsidiaries to comply in all material respects with all such laws and regulations which may be legally imposed in the future in jurisdictions in which the Company or any Subsidiary may then be doing business.

         11M.    Absence of Pension Plans.  The Company neither maintains nor has any present intention to implement any funded pension plan subject to ERISA for the benefit of any of its employees.

         11N.    Agreements with Affiliates.  Neither the Company nor any of its Subsidiaries is a party to any contract or agreement with, or any other commitment to, any Affiliate of the Company or any of its Subsidiaries, except as contemplated hereby.

         11O.    Possession of Franchises, Licenses, Etc.  To the best of the
Company's knowledge, the Company and its Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets, and neither the Company nor any of its Subsidiaries is in violation of any thereof in any material respect.

         11P.    Patents, Etc.  The Company and its Subsidiaries own or have the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, which are necessary for the operation of its business substantially as presently conducted. As of the Closing Date and after giving effect to the transactions contemplated hereby, nothing has come to the attention of the Company, any of its Subsidiaries or, to the best of the Company's knowledge, any of their respective directors and officers to the effect that (i) any product, process, method, substance, part or other material presently contemplated to be sold by or employed by the Company or any of its Subsidiaries in connection with its business may infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, (ii) there is pending or threatened any claim or litigation against or affecting the Company or any of its Subsidiaries contesting its right to sell or use any such product, process, method, substance, part or other material or (iii) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code relating thereto which would prevent, inhibit or render obsolete the production or sale of any products of, or substantially reduce the projected revenues of, or otherwise adversely affect in any material respect the business, condition or operations of the Company and its Subsidiaries, taken as a whole.

         11Q.    Holding Company and Investment Company Status.  Neither the
Company nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

         11R.    Governmental Consents.  Neither the nature of the Company or any of its Subsidiaries, nor any of their respective businesses or properties, nor any relationship between the Company and any other Person, nor any circumstance (other than circumstances relating to the Investors) in connection with the offer, issue, sale or delivery of the Securities being purchased by the Investors hereunder is such as to require on behalf of the Company or any of its Subsidiaries any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body in connection with the execution and delivery of this Agreement, the offer, issue, sale or delivery of the Securities being purchased hereunder or fulfillment of or compliance with the terms and provisions hereof or the Securities being purchased hereunder.

         11S.    Insurance Coverage.  The properties of the Company and each of its Subsidiaries are insured for the benefit of the Company or such Subsidiary of the Company in amounts deemed adequate by the Company's management against general and professional liability risks usually insured against by Persons operating businesses similar to those of the Company or its Subsidiaries in the localities where such properties are located.

         11T.    Subsidiaries.  Schedule 11T correctly sets forth the name of each Subsidiary of the Company as of the Closing Date and the jurisdiction of its incorporation. As of the Closing Date and after giving effect to the transactions contemplated hereby, all the outstanding shares of stock of each Subsidiary of the Company have been validly issued and are fully paid and non-assessable and all such outstanding shares are owned by the Company or another wholly owned Subsidiary of the Company free of any Lien or claim, and no such Subsidiary has outstanding stock or securities convertible into or exchangeable or exercisable for any shares of capital stock, nor does it have outstanding any rights to subscribe for or to purchase, any options for the purchase of, any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any shares of capital stock or any securities convertible into or exchangeable or exercisable for any shares of capital stock.

         11U.    Disclosure.  Neither this Agreement nor any other document, certificate or written statement furnished to the Investors by or on behalf of the Company in connection herewith (including, without limitation, the Private Placement Memorandum as supplemented by an addendum dated June 26, 1991 and by the audited financial statements for the year ended March 31, 1991) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the best of the Company's knowledge, there is no fact peculiar to the Company which materially adversely affects the business, property or assets, financial condition or prospects of the Company which has not been set forth in this Agreement or in the other documents, certificates and written statements furnished to the Investors by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

         11V.    Registration Rights.  Except as provided in the Registration
Rights Agreement or as disclosed on Schedule 11V, no person has the right to cause the Company to effect the registration under the 1933 Act of any shares of Common Stock or any other securities (including debt securities) of the Company.

         11W.    Absence of Foreign or Enemy Status.  Neither the Company nor
any of its Subsidiaries is (i) a "national" of a foreign country designated in Executive Order No. 8389, as amended, or of any "designated enemy country" as defined in Executive Order No. 9193, as amended, of the President of the United States of America within the meaning of said Executive Orders, as amended, or of any regulation issued thereunder, or a "national" of any "designated foreign country" within the meaning of the Foreign Assets Control regulations, 31 CFR,
Part 500, as amended, or of the Cuban Assets Control Regulations, 31 CFR, Part 515, as amended, of the United States Treasury Department or (ii) an entity "owned or controlled by" the Government of South Africa, within the meaning of Executive Order No. 12532, of the President of the United States of America.

         12.     Representations of the Investors.

         12A.    Investment: ERISA.

         (i) The Investors represent, and in making this sale to the Investors it is specifically understood and agreed, that the Investors are acquiring the Securities to be purchased by them hereunder for their own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof; provided, however, that nothing herein contained shall prevent the Investors from selling or transferring any Securities in any transaction that, in the opinion of their special counsel, is exempt from the registration provisions of the 1933 Act.

         (ii) The Investors also represent that no part of the funds being used by them to pay the purchase price of the Securities being purchased by the Investors hereunder constitutes assets allocated to any separate account maintained by you in which any employee benefit plan, other than employee benefit plans identified on a list which has been furnished by the Investors to the Company, participates to the extent of 5% or more. For the purpose of this paragraph 12, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

         12B.    Authority.  Such Investor has full power and authority to
enter into and perform this Agreement in accordance with its terms. Any investor which is a corporation, partnership or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

         13.     Exercise of Warrants.

         13A.    Exercise Price and Method of Payment.  Subject to and upon compliance with the provisions hereof, the holder of any Warrant shall have the right on or before June 30, 2001, at such holder's option, at any time or, in the event that any Warrant has been called for redemption pursuant to paragraph 6, then until, but (unless the Company shall default in the payment due upon the redemption date) not after, the close of business on the last Business Day before the date fixed for redemption, to exercise all or any part of such Warrants into Common Stock at (i) a price equal to the lower of (a) $5.00 per share or (b) 70% of the cash purchase price before paid per share deductions for underwriting discounts and commissions in an Initial Public Offering or
(ii) in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 11, then at the price as last adjusted and in effect at the date such Warrant is surrendered for exercise (such price, as adjusted, the "Exercise Price"). In order to exercise such right, the holder thereof shall surrender (in person or by mail) such Warrant to the Company at its office at 1050 Cambridge Square, Suite C, Alpharetta, Georgia 30201, ATTN:
Treasurer (or such other office or agency as the Company may designate by notice in writing to the holders of the Warrants), together with a written notice that the holder elects to exercise such Warrants, or a specified principal amount thereof, in accordance with the provisions of this paragraph 13, Such notice shall also state the name or names (with addresses) in which the certificate or certificates for Common Stock shall be issued. Together with such notice there shall be paid an amount equal to the Exercise Price times the number of shares of Common Stock as to which the Warrant is being exercised. Such payment shall be by (i) certified or bank cashier's check, or
(ii) the delivery and surrender to the Company of Notes in an aggregate principal amount equal to the amount of such payment. If Notes are so delivered and surrendered, the Company shall pay to the holder thereof accrued and unpaid interest on such Notes to the date of such delivery and surrender.

         13B.    Issuance of Certificates; When Exercise Effected.  Promptly
after the receipt of the written notice referred to in paragraph 13A and surrender of such Warrants as aforesaid, the Company shall issue and deliver to such holder registered in such name or names as such holder may direct, a certificate or certificates for the number of full shares of Common Stock issuable upon the exercise of such Warrant (or specified portion thereof), bearing any appropriate restrictive legend. To the extent permitted by law, such exercise shall be deemed to have been effected and the Exercise Price shall be determined as of the close of business on the date by which both (i) such written statement shall have been received by the Company and (ii) such Warrant shall have been surrendered as aforesaid, and at such time the rights of the holder of such Warrant (or specified portion thereof), as such holder shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

         13C.    Fractional Shares; Accrued Interest; Partial Exercise.  No
fractional shares shall be issued upon exercise of Warrants and no payment or adjustment shall be made upon any exercise on account of any cash dividends on the Common Stock issued upon such exercise. In the case of any Warrant which is exercised in part only the Company shall, upon such exercise, execute and deliver to the holder thereof, at the expense of the Company, a new Warrant or Warrants of authorized denominations in principal amount equal to the unexercised portion of such Warrant, If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this paragraph 13C, be deliverable upon the exercise of any

Warrant, the Company shall, in lieu of delivering the fractional share therefor, pay to the holder surrendering such Warrant an amount in cash equal to the market price of such fractional interest.

         13D.    Adjustment of Price upon Issuance of Common Stock.  If and whenever the Company shall issue or sell any shares of its Common Stock (except, for purposes of this paragraph 13D and for all of its subsections, as provided in paragraph 13G) for a consideration per share less than the Exercise Price, on the date of such issue or sale, then, forthwith upon such issue or sale, the Exercise Price shall be reduced to the lowest consideration (calculated to the nearest cent) per share received or deemed received by the Company upon the date of such issue or sale of shares of Common Stock.

         No adjustment of the Exercise Price shall be made in an amount less than $.Ol per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.0l per share or more.

         For the purposes of this paragraph 13D, the following subparagraphs 13D(l) to 13D (6) inclusive, also shall be applicable:

         13D(l). Issuance of Convertible Securities. If at any time the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options or warrants for the purchase of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights or options or warrants or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or warrants or upon conversion or exchange of such Convertible Securities (determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options or warrants, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such rights or options or warrants, plus, in the case of such rights or options or warrants which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or warrants or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options or warrants) shall be less than the Exercise Price determined as of the date of granting such rights or options or warrants for each such grant, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or warrants or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options or warrants shall (as of the date of granting of such rights or options or warrants) be deemed to be outstanding and to have been issued for such price per share. If any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option or warrant to purchase any such Convertible Securities for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this subparagraph 13D, no further adjustment of the Exercise Price shall be made by reason of such issue or sale. Except as provided in subparagraph 13D(2) below, no adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or warrants or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

         13D(2). Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any right or option or warrant referred to in subparagraph 13D(l), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Security referred to in subparagraph 13D (1), or the rate at which any Convertible Securities referred to in subparagraph 13D(l) are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such rights, options, warrants or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, and on the expiration of any such right to convert or exchange such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration or termination had such right, option, warrant or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any right, option or warrant referred to in subparagraph 13D(l) or the rate at which any Convertible Securities referred to in subparagraph 13D(l) is convertible into or exchangeable for Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right, option, warrant, or upon conversion or exchange of any such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have obtained had such right, option, warrant or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Exercise Price then in effect hereunder is thereby decreased.

         13D(3). Stock Dividends. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock or Convertible Securities, the Exercise Price then in effect shall be reduced by multiplying such price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

         13D(4). Consideration for Stock. In case any shares of Common Stock or Convertible Securities or any rights, options or warrants to purchase any such Common Stock or Convertible

Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights, options or warrants to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Company in good faith, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights, options or warrants to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger of another corporation into the Company in which the Company is the surviving corporation, the amount, of consideration therefor shall be deemed to be the fair value, as determined by the Board of Directors of the Company in good faith of such portion of the assets of the nonsurviving corporation or corporations as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights, options or warrants, as the case may be. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation or in connection with which the Company shall be the survivor but in which the shares of outstanding Common Stock shall be changed into stock or other securities of another corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Exercise Price, the determination of the number of shares of Common Stock receivable upon exercise of the Warrants immediately prior to such merger, consolidation or sale, for purposes of paragraph 136, shall be made after giving effect to such adjustment of the Exercise Price.

         13D(5). Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or (b) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

         13D(6). Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this paragraph 13D.

         13E.    Subdivision or Combination of Stock.  In case the Company
shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

         13F.    Adjustment of Number of Shares Subject to the Warrants.

         (a) If the Company shall pay a dividend in shares of its Common Stock, subdivide (split) its outstanding shares of Common Stock, combine (reverse split or stock consolidation) its outstanding shares of Common Stock, issue by reclassification of its shares of Common Stock any shares or other securities of the Company, or distribute to holders of its Common Stock any securities of the Company or of another entity, the number of shares of Common Stock or other securities the holder of a Warrant is entitled to purchase pursuant to such Warrant immediately prior thereto shall be adjusted so that such holder shall be entitled to receive upon exercise the number of shares of Common Stock or other securities of the Company which he or she would have owned or would have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event and the Exercise Price per share shall be correspondingly adjusted; provided, however, that no adjustment in the number of shares and/or the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such number of shares and/or price; and provided further, however, that any adjustments which by reason of this paragraph 13F are not required to be made shall be carried forward and taken into account in any subsequent adjustment. An adjustment made pursuant to this paragraph 13F shall become effective immediately after the record date in the case of the stock dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. The holder of such Warrant shall be entitled to participate in any subscription or other rights offering made to holders of Common Stock to the same extent as though the holder had purchased the full number of shares as to which such Warrant remains unexercised immediately prior to the record date for such rights offering. If the Company is consolidated or merged with or into another corporation or if all or substantially all of its assets are conveyed to another corporation, such Warrant shall thereafter be exercisable for the purchase of the kind and number of shares of stock or other securities or property, if any, receivable upon such consolidation, merger or conveyance by a holder of the number of shares of Common Stock of the Company which could have been purchased on the exercise of such Warrant immediately prior to such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of such Warrant to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of shares of Common Stock the holder of such Warrant is entitled to purchase) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of such Warrant. Upon any adjustment of the number of shares of Common Stock or other securities the holder of such Warrant is entitled to purchase, and of any change in Exercise Price per share, then in each such case the Company shall give written notice thereof to the then registered holder of such Warrant at the address of such holder as shown on the books of the Company, which notice shall state such change and set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of any such holder there shall be transmitted promptly to all holders a statement of the firm of independent certified public accountants retained to audit the financial statements of the Company to the effect that such firm concurs in the Company's calculation of the change.

         (b) Upon each adjustment of the Exercise Price, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest whole share) obtained by (i) multiplying the number of shares covered by a Warrant immediately prior to this adjustment by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price, and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

         13G.    Certain Issues of Common Stock Excepted.  Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price in the case of (i) the issuance of the Securities pursuant to this Agreement; (ii) the issuance of shares of capital stock of the Company upon exercise of the Warrants; (iii) the issuance of up to 1,020,000 shares of Common Stock upon conversion of the Company's Cumulative Convertible Preferred Stock issued and outstanding as of the Closing Date; and
(iv) the issuance of shares of Common Stock upon the exercise of existing stock options granted prior to the Closing and the issuance of shares of Common Stock after the Closing to employees, consultants or directors (and the grant of options therefor) so long as such shares in the aggregate do not exceed at any time 10% of the total number of shares of the Company's Common Stock on a fully diluted basis (as adjusted for stock splits, stock dividends, reclassifications, recharacterizations or similar events) and the exercise price of the options is equal to or greater than the then Exercise Price. If an option to an employee, director or consultant shall expire or terminate for any reason without having been exercised in full, the unpurchased shares shall again be available for subsequent option grants and such shares shall be considered as having been issued only one time.

         13H.    Reorganization, Reclassification, Consolidation, Merger or
Sale. If any capital reorganization or reclassification or change of the outstanding capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive any stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, adequate provision shall be made whereby each holder of any Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Company immediately theretofore receivable upon the exercise of such Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, change, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Exercise Price and the provisions of paragraph 13) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such consolidation or merger, of the Exercise Price to the value of the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation or merger). The Company shall not effect any such reorganization, reclassification, change, consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or the corporation issuing the securities into which such shares of Common Stock shall be changed (if other than the Company) shall assume by written instrument executed and mailed or delivered to each holder of any Warrant the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Company, the Company shall not effect any consolidation, merger or sale with the Person having made such purchase, tender or exchange offer or with any Affiliate of such Person, unless prior to the consummation of such consolidation, merger or sale, each holder of any Warrant shall have been give a reasonable opportunity to then elect to receive on exercise of any Warrant held by such holder either the stock, securities or assets then issuable with respect to the Common Stock of the Company or the stock, securities or assets issued to previous holders of the Common Stock in accordance with such purchase, tender or exchange offer.

         13I.    Notice of Adjustment.  Upon any adjustment of the Exercise
Price then and in each such case the Company shall give written notice thereof to the holder of each Warrant which notice shall state the Exercise Price resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         13J.    Other Notices.  In case at any time:

         (a) the Company shall declare any dividend upon its Common Stock payable in stock;

         (b) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

         (c) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

         (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give to the holder of each Warrant (i) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be.

         13K.    Stock to be Reserved.  The Company will at all times keep
available, out of its authorized Common Stock, solely for the purpose of issue upon the exercise of Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants and agrees that all shares of Common Stock which shall be so issuable will, upon issuance, be duly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company will not take any action which results in any adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of the Warrants (a) would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation or (b) would conflict with, or result in any violation of, or require the consent or approval (unless the same shall be obtained) of any court or administrative or governmental body pursuant to, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries or any agreement or instrument to which the Company or any of its Subsidiaries is then subject. The Company will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable requirements of any exchange upon which the Common Stock of the Company may be listed or in respect of which the Common Stock has qualified for unlisted trading privileges.

         13L.    Issuance Tax.  The issuance of certificates for shares of
Common Stock upon the exercise of any Warrant shall be made without charge to the holder of such Warrant for any issuance tax in respect thereto; provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Warrant exercised.

         13M.    Listing.  If any shares of Common Stock issuable upon exercise of Warrants hereunder require listing on any securities exchange, before such shares may be issued upon exercise the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly listed on such securities exchange immediately prior to the issuance of such shares.

         13N.    Closing of Books.  The Company will not close its books
against the issuance or transfer of any shares of Common Stock issuable upon exercise of the Warrants.

         14. Definitions. For the purpose of this Agreement, and in addition to terms defined elsewhere in this Agreement, the following terms shall have the following meanings. In addition, all terms of an accounting character not specifically defined herein shall have the meanings assigned thereto by accounting principles generally accepted in the United States of America.

         "Affiliate" shall mean, with respect to any Person, a Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person, except a Subsidiary of such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

         "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 10A.

         "Board" shall mean the Board of Directors of the Company or a committee of directors lawfully exercising the relevant powers of the Board.

         "Business Day" shall mean any day which is not a Saturday, Sunday or day on which banks are authorized by law to close in the State of New York.

         "Capital Asset" shall mean each asset of the Company or its Subsidiaries which is not classified as a current asset under GAAP and each operating business of the Company or its Subsidiaries (including the current assets thereof).

         "Capitalized Lease Obligation" shall mean any rental obligation which, under GAAP in effect on the day such obligation is incurred, is required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

         "Change of Control" shall mean any event the effect of which is to cause any Person or group of Persons acting in concert (other than the Investors and shareholders of the Company on the date hereof, or Affiliates thereof) to own more than 49.9% of the then outstanding Common Stock on a fully diluted basis other than (i) the issuance of securities pursuant to an offering which is the subject of a Registration Statement filed pursuant to the 1933 Act, (ii) private sales of equity or equity-related securities by the Company to institutional or qualified investors for investment purposes only and not with any intent to effect a change of control of the Company, (iii) sales of Notes or shares of Common Stock issuable upon conversion of the Notes or exercise of the Warrants or (iv) any distribution to the constituent partners of Investech, L.P. as contemplated under the Coinvestors Agreement.

         "Code" shall mean the Internal Revenue Code of 1986 or any successor or amendatory provision thereto.

         "Coinvestors Agreement" shall mean the Coinvestors Agreement in the form attached hereto as Exhibit E.

         "Commission" shall mean the United States Securities and Exchange Commission.

         "Common Stock" shall mean any of the shares of Common Stock of the Company.

         "Company" shall mean the corporation that originally executed this Agreement as borrower until any corporation becomes a successor or transferee in a transaction permitted by paragraph 86, and thereafter shall mean any such successor or transferee corporation.

         "Convertible Securities" shall have the meaning specified in paragraph 13D (1).

         "Cumulative Convertible Preferred Stock" shall mean any of the shares of the Cumulative Convertible Preferred Stock of the Company.

         "Designee" shall have the meaning specified in paragraph 2.

         "Dollars" and the sign "$" shall mean such coin or currency of the United States of America as is, at the relevant time, legal tender for the payment of public and private debts.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Company or a Subsidiary of the Company would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA immediately following the Closing.

         "Event of Default" shall mean any of the events specified in paragraph 10, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

         "Exercise Price" shall mean the price at which the Warrants are convertible into shares of Common Stock as determined in accordance with paragraph 13.

         "GAAP" shall mean generally accepted accounting principles consistently applied throughout the period or periods in question.

         "Indebtedness" of any Person as of any date shall mean and include (i) all indebtedness for money borrowed of such Person or evidenced by notes, bonds, debentures or similar evidences of indebtedness of such Person, (ii) indebtedness of such Person under leases which are capitalized under GAAP as of the time they were entered into, (iii) indebtedness of such Person representing the deferred and unpaid purchase price of any property or business (excluding in any event trade and service payables incurred in the ordinary course of business and constituting current liabilities), (iv) all guarantees by such Person of Indebtedness of others (including repurchase arrangements and financial condition or liquidity maintenance arrangements), (v) all obligations of such Person in respect of interest rate protection agreements and foreign currency hedging arrangements and (vi) all obligations of such Person as an account party in respect of letters of credit (other than documentary letters of credit) and in respect of banker's acceptances, in the case of each of the foregoing clauses, in the principal amount that such indebtedness would be shown on a balance sheet of such Person prepared as of such date in accordance with GAAP.

         "Initial Public Offering" shall mean the Company 5 initial public offering of equity securities pursuant to a registration statement under the 1933 Act as declared effective by the Commission.

         "Interest Coverage Ratio" shall mean for any period the ratio of (i) the sum of, without duplication, (a) Net Income for such period and before gains and losses on sale of Capital Assets realized during such period and taxes incurred in respect of such dispositions ("Adjusted Net Income"), plus
(b) provision for taxes based on income or profits to the extent such taxes were paid on, or accruals therefor were taken into account in, income or profits included in computing Adjusted Net Income for such period, plus (c) consolidated interest expense (including amortization of original issue discount and non-cash interest payments or accruals and the interest component of capital leases) to the extent such expenses were paid on, or accruals therefor were taken into account in, Adjusted Net Income for such period, plus
(d) all non-cash charges (including depreciation, depletion and amortization) deducted from consolidated revenues in determining Adjusted Net Income for such period over (ii) consolidated interest expense of the Company and its Subsidiaries (including amortization of original issue discount and non-cash interest, payments or accruals and the interest component of capital leases).

         "Investment" shall mean any stock or other security, any loan, advance, contribution to capital, extension of credit (except for deferred franchise fees and trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof if the aggregate consideration for such purchase, commitment or option was in excess of $10,000, or any other investment, and whether existing on the date of this Agreement or hereafter made.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

         "Multiemplover Plan" shall mean a plan defined as such in Section 3
(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotations System.

         "Net Income" shall mean consolidated gross revenues (excluding extraordinary gains) of the Company and its Subsidiaries less all operating and non-operating expenses (including extraordinary losses) of the Company and its Subsidiaries including, without limitation, all charges of a proper character (including current and deferred taxes on income and current additions to reserves) but not including in net revenues any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of assets other than current assets, any gains resulting from the write-up of assets, any equity of the Company or any Subsidiary in the unremitted earnings of any corporation which is not a Subsidiary, any earnings of any Person acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise for any year prior to the year of acquisition or any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary, all determined in accordance with GAAP.

         "1934 Act" shall mean the Securities Exchange Act of 1934.

         "1933 Act" shall mean the Securities Act of 1933, as amended.

         "Note" and "Notes" shall have the meaning specified in paragraph 1.

         "Officer's Certificate" shall mean a certificate signed in the name of the Company, by its President, one of its Vice Presidents or its Treasurer.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor entity thereto.

         "Pension Plan" shall mean any employee benefit or other plan, other than a Multiemployer Plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, which is maintained after the Closing for employees of the Company, any of its Subsidiaries or any ERISA Affiliates.

         "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         "Registration Rights Agreement" shall mean the Registration Rights Agreement in the form attached hereto as Exhibit D.

         "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to which the 30-day notice requirement has not been waived by the PBGC.

         "Restricted Payment" shall mean (i) any dividend or other distribution (including, but not limited to, any payments made with respect to the capital stock of the Company upon the dissolution, liquidation or winding up of the Company) on any shares of capital stock (except dividends or distributions payable solely in shares of such capital stock) of the Company; and (ii) any payment on account of the purchase, redemption, retirement or other acquisition of (a) any shares of capital stock of the Company or (b) any option, warrant, convertible security or other right to purchase or acquire shares of capital stock of the Company, other than (i) repurchases of shares of Common Stock from employees or consultants of the Company upon termination of their employment or consulting pursuant to written agreements, and (ii) repurchases of the Warrants.

         "Securities" shall mean the securities evidencing the Notes and the Warrants.

         "Senior Debt" shall mean all obligations (whether now outstanding or hereafter incurred) for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise in respect of the principal, premium (if any), and unpaid interest on, and all other amounts due with respect to (i) any Indebtedness for money borrowed or evidenced by bonds, notes, debentures, or similar instruments whether now existing or hereafter arising, absolute or contingent, direct or indirect, due or to become due, (ii) Indebtedness under leases which are capitalized under GAAP, (iii) any Indebtedness representing the deferred and unpaid purchase price of any property or business, and (iv) all deferrals, renewals, extensions and refundings of any such Indebtedness or obligations; provided, that the following shall not constitute Senior Debt: (a) Indebtedness evidenced by the Notes or any extension or refunding thereof, (b) Indebtedness which is expressly made equal in right of payment with the Notes or subordinate and subject in right of payment to the Notes, (c) Indebtedness for goods or materials purchased in the ordinary course of business or (d) Indebtedness which purports to be senior to Subordinated Debt, including the Notes, and subordinate to the Indebtedness described in clauses (i) through
(iv) above.

         "Senior Debt Agreement" shall mean any agreement pursuant to which Senior Debt is incurred.

         "Shareholders Equity" shall mean shareholders' equity as the same would be shown on a consolidated balance sheet of the Company prepared in accordance with GAAP.

         "Single-Employer Pension Plan" shall mean a Pension Plan which is a "single-employer plan" as defined in Section 4001 of ERISA.

         "Subordinated Debt" shall mean Indebtedness evidenced by the Notes.

         "Subordinated Debt Agreement" shall mean any agreement pursuant to which Subordinated Debt is incurred.

         "Subsidiary" shall mean any corporation or similar entity, which at the time as of which any determination is being made, would be consolidated under GAAP.

         "Warrants" shall have the meaning specified in paragraph I.

         15.     Miscellaneous.

         15A.    Home Office Payment.  The Company agrees that, so long as the
Investors shall hold any Registered Note in registered form (or any Note in order form with respect to which such Investors shall have requested in writing that the provisions of this paragraph 15A shall apply), it will make payments of principal of, premium (if any), interest and redemption payments on such Notes not later than 12:00 o'clock noon, New York time, on the date such payment is due, by transfer of immediately available funds (or by check, if acceptable to the Investor receiving such payment) for credit to the Investors. Payments shall be made to the account of the Investors specified in the Purchaser Schedule attached hereto or such other account in the United States as the Investors may designate in writing, notwithstanding any contrary provision contained herein or in the Notes with respect to the place of payment. The Investors agree that, before disposing of any Note, they will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 15A to any institutional investor of recognized standing which is the direct or indirect transferee of any Note and which, in the case of the transferee of any Note, has made the same agreement relating to such Note as the Investors have made in this paragraph 15A.

         15B.    Expenses; Indemnification.  The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save the Investors harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with the transactions and other agreements and instruments contemplated by this Agreement, including (i) travel and travel-related expenses, including travel by and hotel accommodations for any officer of Pecks Management Partners Ltd. in connection with conducting due diligence inspections of the Company, attending board or shareholder meetings or inspecting any properties of the Company or any Subsidiary following an Event of Default; (ii) fees and expenses of Willkie Farr & Gallagher, special counsel to the Investors in connection with this Agreement, including fees and expenses of such counsel incurred in connection with the exercise, call, exchange and conversion provisions of this Agreement, any other agreement or instrument to be executed and delivered in connection with this Agreement, and any subsequent modification hereof or thereof or consent hereunder or thereunder regardless of whether any such modification or consent becomes effective; and (iii) the cost and expenses, including reasonable attorneys fees (which shall include allocated costs of in-house counsel of the Investors), incurred by any Investor in enforcing any of its rights hereunder or thereunder, including without limitation costs and expenses incurred in any bankruptcy case. The Company agrees to indemnify the Investors and hold the Investors harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of the Investors' special counsel in connection with any investigative, administrative or judicial proceeding, whether or not the Investors shall be designated a party thereto) which may be incurred by the Investors, relating to or arising out of this Agreement, the Securities, or any actual or proposed use of the proceeds of the sale of the securities hereunder, provided that the Investors shall not have the right to be indemnified hereunder for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction. The obligations of the Company under this paragraph 15B shall survive the transfer of any of the Securities and the payment of any Note.

         15C.    Consent to Amendments.  This Agreement may be amended and the
Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act of the holder or holders of not less than 510-aggregate principal amount of Notes at the time outstanding. Each holder of any Note or any Warrant, as the case may be, at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 15C, whether or not such Note or such Warrant, as the case may be, shall have been marked to indicate such consent; provided that notwithstanding anything in this paragraph 15C to the contrary, without the written consent of the holder or holders of all Notes at the time outstanding, no consent, amendment or waiver to or under this Agreement shall (i) extend or reduce the maturity of any Note, or reduce the rate or affect the time of payment of interest or any premium payable with respect to any Note, or affect the time, amount or allocation of any required or optional prepayments, or reduce the proportion of the principal amount of the Notes required with respect to any consent, amendment or waiver; (ii) change the terms on which the Warrants are exercisable as provided in paragraph 13; or (iii) amend the provisions of this paragraph 15C. The Company shall promptly send copies of any amendment, waiver or consent (and any request for any such amendment, waiver or consent) relating to this Agreement or the Securities to each holder of the Securities and, to the extent practicable, shall consult with each Investor and such other holders in connection with each such amendment, consent and waiver. No course of dealing between the Company and the holder of any Note or any Warrant, as the case may be, nor any delay in exercising any rights hereunder or under any Note or any Warrant, as the case may be, shall operate as a waiver of any rights of any holder of such Note or such Warrant, as the case may be. As used herein and in the Note and the Warrant, the term "this Agreement" and references thereto shall mean this Agreement as it may, from time to time, be amended or supplemented.

         15D.    Form, Registration, Transfer and Exchange of Notes or
Warrants; Lost Notes or Warrants. The Notes and Warrants are issuable as Registered Notes and Registered Warrants, respectively, each transferable by endorsement and delivery, and the Notes without coupons in the denominations of $1,000 and any larger integral multiple of $1,000 and the Warrants in multiples representing 200 shares of Common Stock. The Company shall keep at its principal offices registers in which the Company shall provide for the registration of the Notes and the Warrants, respectively. Upon surrender for registration of transfer of any Registered Note or Registered Warrant at such office, the Company shall, at its expense, execute and deliver one or more replacing Notes or Warrants, as the case may be, of like tenor and of a like aggregate principal amount or representing a like amount of shares of Common Stock, as the case may be, which replacing Notes shall, at the option of such holder and subject to the following provisions of this paragraph 15D, be Registered Notes. At the option of the holder of any Note or Warrant, as the case may be, such Note or Warrant may be exchanged for other Notes or Warrants, as the case may be, of any authorized denominations, of a like tenor, of a like aggregate principal amount or representing a like amount of shares of Common Stock, as the case may be, and, in the case of Notes, subject to the following provisions of this paragraph 15D, upon surrender of the Note or Warrant, as the case may be, to be exchanged at the office of the Company. Whenever any Notes or Warrants, as the case may be, are so surrendered for exchange, the Company shall execute and deliver, at its expense, the Notes or Warrants which the holder thereof making the exchange is entitled to receive. Every Note or Warrant presented or surrendered for registration of transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed, by the holder of such Note or Warrant, or his attorney duly authorized in writing. Any Note issued in exchange for or upon transfer shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the Investor or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note or Warrant, as the case may be, held by the Investor and, in the case of any such loss, theft or destruction, upon receipt of its unsecured indemnity agreement, or other indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Note or Warrant, as the case may be, the Company will make and deliver a replacing Note or Warrant, as the case may be, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note or Warrant.

         15E.    Provisions Applicable If Any of the Securities Are Sold.  In
the event that the Investors should sell or otherwise transfer any Note or Warrant or any part thereof to any Person other than the Company, the following provisions shall apply:

         15E(1). Notices to Subsequent Holder. If any Note or Warrant shall have been transferred to another holder and such holder shall have designated in writing the address to which communications with respect to such Note or Warrant, as the case may be, shall be mailed, all notices, certificates, requests, statements and other documents required to be delivered to the transferring Investors by any provision hereof by reason of the holding of the transferred Securities shall also be delivered to such holder, except that financial statements and other documents provided for in paragraph 7A need be delivered only to any such holder holding at least 5% of the aggregate principal amount of the Notes or 5% of the aggregate number of Warrants then outstanding.

         15E(2). Pro Rata Payments. All interest payments and payments or prepayments of principal and premium (if any) on the Notes shall be made and applied pro rata on all Notes outstanding including, for the purposes of this paragraph 15E(2) only, all Notes acquired by the Company or any Affiliate of the Company or any of its Subsidiaries other than by prepayment in accordance with the terms of this Agreement.

         15F.    Registration Rights.  The Company covenants that it will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted in the Registration Rights Agreement. The Company further covenants that it will not grant any registration rights relating to any shares of its stock or any other of its securities to any Person, which are more favorable than the rights granted in the Registration Rights Agreement.

         15G.    Restrictive Legend.  Each Security and any Security issued in exchange therefor shall bear the following (or substantially equivalent) legend thereon;

         "The transfer of these securities is subject to certain restrictions set forth in a Securities Purchase Agreement, dated as of July 23, 1991, and any amendments thereto. The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and the securities may not be sold, transferred or otherwise disposed of in the absence of such registration or an exemption therefrom under said Act and such laws and the respective rules and regulations thereunder."

         15H.    Persons Deemed Owners.  Prior to due presentment for
registration of transfer, the Company may treat the Person in whose name any Registered Note or Registered Warrant, as the case may be, is registered as the owner and holder of such Note or Warrant, as the case may be, for the purpose of receiving payment of principal of (and premium, if any) and interest on such Note or all such rights under such Warrant, and for all other purposes whatsoever, whether or not, in the case of such Note, such Note shall be overdue, and the Company shall not be affected by notice to the contrary.

         15I.    Survival of Representations and Warranties.  All
representations and warranties contained herein or made in writing by or on behalf of any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement, regardless of any investigation made by the Investors or on their behalf.

         15J. Successors and Assigns. All covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

         15K.    Notices.  All communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery services (with charges prepaid) and, if to the Investors, addressed to the Investors in the manner (except as otherwise provided in paragraph 15A with respect to payments of principal of, premium (if any), and interest on the Notes) in which its address appears in the Purchaser Schedule attached hereto, with a copy to William J. Grant, Jr., Esq., at Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, if to the Company, addressed to it at 1050 Cambridge Square, Suite C, Alpharetta, Georgia 30201, Attn:
President, with a copy to Morris C. Brown, Esq., at Morgan, Lewis & Bockius, 5300 Southeast Financial Center, 200 South Biscayne Boulevard, Miami, Florida 33131, or to such other address with respect to any party as such party shall notify the other in writing; provided, however, that the Company may also, at the option of the Investors, have any such communication be either delivered to the Company at the Company's address set forth above or to any officer of the Company.

         15L.    Descriptive Headings.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         15M.    Satisfaction Requirement.  If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Investors, the determination of such satisfaction shall be made by the Investors in their sole and exclusive judgment exercised in good faith. Unless otherwise provided, holders of at least 510- of the principal amount of the then outstanding Notes shall have the power to make such determination.

         15N.    Governing Law, Consent to Jurisdiction.  This Agreement is
being executed by the Investors in the State of New York, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of such State. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its address, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Investors or any holder of a Note or Warrant to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

         15O.    Remedies.  In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by the Company or any Investor, the Company or the Investors (or any of them), as applicable, may proceed to protect and enforce its or their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. The Company or an Investor acting pursuant to this paragraph 15O shall be indemnified against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses) in accordance with paragraph 15B.

         15P.    Entire Agreement.  This Agreement and the other writings
referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

         15Q.    Severability.  Any provision of this Agreement that is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         15R.    Amendments.  This Agreement may not be changed orally, but
(subject to the provisions of paragraphs 15C) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         15S.    Payment Date.  Notwithstanding any provision of this Agreement to the contrary, any payment on account of principal of or premium, if any, or interest on any Note which is due on a date which is not a Business Day shall be paid on the next succeeding Business Day, and the amount of interest included in any such payment shall be computed to the date on which such payment is actually made.

         15T.    Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         15U.    Confidentiality.  Each Investor agrees that he or it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Investor may obtain from the Company pursuant to this Agreement and which the Company has advised the Investor is protected information, unless such information is known, or until such information becomes known, to the public; provided, however, that such information may be disclosed by the Investor to comply with applicable laws or governmental regulations, in any court proceeding, in any action the Investor must take to protect and enforce its rights under this Agreement if any Event of Default shall occur and be continuing, or pursuant to an audit, provided that the Investor provides prior written notice of such disclosure to the Company and takes reasonable and lawful action to avoid or minimize the extent of such disclosure; provided further, however, that an Investor may disclose such information to any Affiliate of such Investor or to a partner or shareholder of such Investor.

         15V.    Transfers of Certain Rights.  The rights granted to an
Investor under this Agreement may be transferred by such Investor to another Investor, to any affiliate of the

Investor or to any Person or entity, provided, however, that the rights set forth in paragraphs 7A and 7B may not be transferred to a company in the business of selling or producing products which the Company in good faith reasonably determines are competitive with its own products.

         If you are in agreement with the foregoing, please sign the form of acceptance in the space provided below, whereupon this letter shall become a binding agreement between the parties hereto.

                                        Very truly yours,

                                        EDUCATIONAL MEDICAL, INC.



                                        By:
                                           ---------------------------------
                                             Authorized Signing Officer
                                             Name:    Gary D. Kerber
                                             Title:   CEO & Chairman

The foregoing Agreement is
         hereby accepted as of the
         date first above written.

TRUST FOR DEFINED BENEFIT PLAN
OF ICI AMERICAN HOLDING, INC.


By:  Pecks Management Partners Ltd.
     its Investment Adviser


By:
   ------------------------------------
     Robert J. Cresci                        Principal Amount of Convertible
     Managing Director                       Subordinated Notes: $1,100,000


     Fuelship & Company                      Warrants to Purchase
     ----------------------------------      Common Stock: 220,000 Shares
     (Name of Designee, if any)

The foregoing Agreement is
     hereby accepted as of the
     date first above written.

STATE EMPLOYEES' RETIREMENT
FUND OF THE STATE OF DELAWARE


By:  Pecks Management Partners Ltd.
     its Investment Adviser


By:
   ----------------------------------------
     Robert J. Cresci                         Principal Amount of Convertible
     Managing Director                        Subordinated Notes: $2,900,000


     NAP & Company                            Warrants to Purchase
     --------------------------------------   Common Stock: 580,000 Shares
     (Name of Designee, if any)

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
1.       Preliminary Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1A.     Authorization of Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1B.     References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.       Purchase and Sale of Units; Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2A.     Purchase and Sale of Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2B.     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

3.       Conditions of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         3A.     Opinion of the Company's Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         3B.     Representations and Warranties; Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . .   2
         3C.     Charter Documents and By-Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         3D.     Purchase Permitted by Applicable Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3E.     Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3F.     Registration Rights and Coinvestors Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3G.     Letter of Accountants: Accompanying Officer's Certificate  . . . . . . . . . . . . . . . . . . . . .   3
         3H.     No Adverse U.S. Legislation, Action or Decision  . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3I.     Compliance with Securities Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3J.     Approval and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3K.     Material Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3L.     Compliance with Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3M.     Cumulative Convertible Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3N.     Delivery of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

4.       Conditions to the Obligations of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         4A.     Accuracy of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         4B.     Blue Sky Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         4C.     Purchase of All Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

5.       Prepayments of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         5A.     Prepayments of Notes in General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         5B.     Mandatory Prepayments of the Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         5C.     Optional Prepayments of the Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

6.       Buyback of Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         6A.     Buyback of Warrants in General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         6B.     Put of the Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         6C.     Call of the Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                                                                                                                     Page
                                                                                                                     ----
7.       Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         7A.     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         7B.     Books and Records; Inspection of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         7C.     Additional Covenants Pending the Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         7D.     Compliance with Laws, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7E.     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7F.     Corporate Existence; Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7G.     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         7H.     Filing of Reports under the 1934 Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         7I.     1933 Act Registration Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

8.       Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         8A.     Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         8B.     Restrictions on Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         8C.     Restrictions on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         8D.     Loans, Advances and Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         8E.     Shareholders' Equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         8F.     Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         8G.     Merger and Asset Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         8H.     Certain Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         8I.     Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8J.     No Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8K.     Interest Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

9.       Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         9A.     Subordinated Debt Subordinate to Senior Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         9B.     Suspension of Right to Receive Payments of Subordinated
                      Debt; Other Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 9B(l).   Failure to Pay Principal of or Interest on Senior Debt  . . . . . . . . . . . . . . . . . .  17
                 9B(2).   Acceleration of Payment of Senior Debt or Subordinated Debt . . . . . . . . . . . . . . . .  18
                 9B(3).   Bankruptcy or Insolvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         9C.     Rights of Holders of Senior Debt Not to Be Impaired  . . . . . . . . . . . . . . . . . . . . . . . .  19
         9D.     Company's Obligation Unconditional . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         9E.     Payments Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         9F.     Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         9G.     Reliance by Holders on Final Order or Decree . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

10.      Events of Default; Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         10A.    Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         10B.    Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                                                                                                                     Page
                                                                                                                     ----
11.      Representations, Covenants and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         11A.    Organization; Qualification and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         11B.    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         11C.    Capital Stock and Related Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         11D.    Actions Pending  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         11E.    Outstanding Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         11F.    Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         11G.    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         11H.    Conflicting Acrreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         11I.    Offering of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         11J.    Broker's or Finder's Commissions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         11K.    Regulation G, Etc.; Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         11L.    Pollution and Other Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         11M.    Absence of Pension Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         11N.    Agreements with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         11O.    Possession of Franchises, Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         11P.    Patents, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         11Q.    Holding Company and Investment Company Status  . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         11R.    Governmental Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         11S.    Insurance Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         11T.    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         11U.    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         11V.    Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         11W.    Absence of Foreign or Enemy Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

12.      Representations of the Investors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         12A.    Investment: ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         12B.    Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

13.      Exercise of Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         13A.    Exercise Price and Method of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         13B.    Issuance of Certificates; When Exercise Effected . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         13C.    Fractional Shares: Accrued Interest; Partial Exercise  . . . . . . . . . . . . . . . . . . . . . . .  30
         13D.    Adjustment of Price upon Issuance of Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 13D(l).  Issuance of Convertible Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 13D(2).  Change in Option Price or Conversion Rate . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 13D(3).  Stock Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 13D(4).  Consideration for Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 13D(5).  Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 13D(6).  Treasury Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         13E.    Subdivision or Combination of Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         13F.    Adjustment of Number of Shares Subject to the Warrants . . . . . . . . . . . . . . . . . . . . . . .  34

                                                                                                                     Page
                                                                                                                     ----
         13G.    Certain Issues of Common Stock Excepted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         13H.    Reorganization, Reclassification, Consolidation, Merger or Sale  . . . . . . . . . . . . . . . . . .  35
         13I.    Notice of Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         13J.    Other Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         13K.    Stock to be Reserved . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13L.    Issuance Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13M.    Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13N.    Closing of Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

14.      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

15.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         15A.    Home Office Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         15B.    Expenses; Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         15C.    Consent to Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         15D.    Form, Registration, Transfer and Exchange of Notes or Warrants: Lost Notes or Warrants . . . . . . .  44
         15E.    Provisions Applicable If Any of the Securities Are Sold  . . . . . . . . . . . . . . . . . . . . . .  45
                 15E(1).  Notices to Subsequent Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 15E(2).  Pro Rata Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         15F.    Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         15H.    Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         15I.    Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         15J.    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         15K.    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         15L.    Descriptive Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         15M.    Satisfaction Requirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         15N.    Governing Law, Consent to Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         15O.    Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         15P.    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         15Q.    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         15R.    Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         15S.    Payment Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         15T.    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         15U.    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         15V.    Transfers of Certain Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

                               PURCHASER SCHEDULE


============================================================================================================
                                                                     Aggregate
                                                                     Principal
                                                                     Amount of                 Purchase
                                                                    Notes to Be               Shares of
                          PURCHASER                                  Purchased               Common Stock
- ------------------------------------------------------------------------------------------------------------
  TRUST FOR DEFINED BENEFIT PLAN OF ICI AMERICAN                    $1,100,000              220,000 Shares
  HOLDINGS, INC.

  (1)    The Notes shall be registered in the name of:

               Fuelship & Company
- ------------------------------------------------------------------------------------------------------------
  (2)    All payments on account of Notes held by such
         purchaser shall be made by wire transfer of
         immediately available funds for credit to:

               ABA Routing Number 0110-00028 for Master
               Trust/State Street
               Acct.  JG10
               Attn:  Al Bovarnick in State Street
                 Bank & Trust Company
               Master Trust Division
               P.O. Box 1992
               North Quincy, MA 02105

  Each such wire transfer shall set forth the name of the
  Purchaser, the full title (including the interest rate
  and final maturity date) of the Notes, and the due date
  and application (as among principal, premium and
  interest) of the payment being made.
- ------------------------------------------------------------------------------------------------------------

============================================================================================================
                                                                     Aggregate
                                                                     Principal
                                                                     Amount of                 Purchase
                                                                    Notes to Be               Shares of
                          PURCHASER                                  Purchased               Common Stock
- ------------------------------------------------------------------------------------------------------------
  (3)    The Notes and Warrants shall be physically
         delivered to:

               State Street Bank & Trust Company
               61 Broadway
               TP Concourse Level
               New York, New York 10004
               Account Name:  ICI Americas
                                    #JG10
               Attn:  Ms. Hiranyaket
- ------------------------------------------------------------------------------------------------------------
  (4)    Address for all communications and notices:

         Pecks Management Partners Ltd.
         One Rockefeller Plaza
         New York, New York 10020
         Attn:     Robert J. Cresci
                   Managing Director

============================================================================================================

                               PURCHASER SCHEDULE


=========================================================================================================
                                                             Aggregate
                                                             Principal                    Warrants to
                                                             Amount of                      Purchase
                                                            Notes to Be                    Shares of
                          PURCHASER                          Purchased                    Common Stock
- ---------------------------------------------------------------------------------------------------------
  STATE EMPLOYEES' RETIREMENT FUND OF THE STATE OF           $2,900,000                  580,000 Shares
  DELAWARE

  (1)    The Notes shall be registered in the name of:

               NAP & Company
- ---------------------------------------------------------------------------------------------------------
  (2)    All payments on account of Notes held by such
         purchaser shall be made by wire transfer of
         immediately available funds for credit to:

               ABA Routing Number 052-00618
               for State of Delaware Account
               Acct.  #214380 in

               Mercantile Safe Deposit & Trust
                 Company
               2 Hopkins Plaza
               Baltimore, Maryland  21201
               Attn:  Edward Holthause

  Each such wire transfer shall set forth the name of the
  Purchaser, the full title (including the interest rate
  and final maturity date) of the Notes, and the due date
  and application (as among principal, premium and
  interest) of the payment being made.
- ---------------------------------------------------------------------------------------------------------
  (3)    The Notes and Warrants shall be physically
         delivered to:

               Mercantile Safe Deposit & Trust
                 Company
               2 Hopkins Plaza
               Baltimore, Maryland  21201
               Attn:  Edward Holthause

- ---------------------------------------------------------------------------------------------------------

================================================================================================================
                                                                     Aggregate
                                                                     Principal               Warrants to
                                                                     Amount of                 Purchase
                                                                    Notes to Be               Shares of
                          PURCHASER                                  Purchased               Common Stock
- ----------------------------------------------------------------------------------------------------------------
  (4)    Address for all communications and notices:

         Pecks Management Partners Ltd.
         One Rockefeller Plaza
         New York, New York  10020
         Attn: Robert J. Cresci
                   Managing Director

================================================================================================================

                  SCHEDULE 8C TO SECURITIES PURCHASE AGREEMENT

                                    (LIENS)



             Pledge securing $350,000.00 Note issued in connection
              with the acquisition of Meadows College of Business.

                 SCHEDULE 11C TO SECURITIES PURCHASE AGREEMENT

                           EDUCATIONAL MEDICAL, INC.
                                EQUITY OWNERSHIP


                              AS OF JULY 23, 1991


============================================================================================================
                                        Preferred           Common          Preferred            Common
                                          Stock             Stock*           Warrants           Warrants
                                          -----             ------           --------           --------
  Sprout/DLJ                               382,500          159,384             21,697              9,041
  ----------------------------------------------------------------------------------------------------------
  LTOS                                     382,500          159,383             18,768              7,820
  ----------------------------------------------------------------------------------------------------------
  Investech                                255,000          106,256             14,466              6,027
  ----------------------------------------------------------------------------------------------------------
  Kerber                                         0          192,267                  0                  0
  ----------------------------------------------------------------------------------------------------------
  Davis                                          0           94,222                  0                  0
  ----------------------------------------------------------------------------------------------------------
  Pisano                                         0           92,721                  0                  0
  ----------------------------------------------------------------------------------------------------------
  Lavery                                         0           17,499                  0                  0
  ----------------------------------------------------------------------------------------------------------
  Equitable Securities                           0                0                  0             16,000
  ----------------------------------------------------------------------------------------------------------
    Corporation
  ----------------------------------------------------------------------------------------------------------
  Other Management                               0            2,250                  0                  0
  ----------------------------------------------------------------------------------------------------------
  TOTAL ISSUED                           1,020,000          823,982             54,931             38,888
  AND OUTSTANDING
============================================================================================================

  * 18,000 SHARES OF COMMON STOCK ARE RESERVED FOR ISSUANCE PURSUANT TO THE INCENTIVE COMPENSATION AGREEMENT.
==============================================================================
         NOTES:

         The Company has agreed to issue to Robert Heidric, an executive search agent, warrants (the "Heidric Warrants") to purchase 10,000 shares of its common stock at the offering price of such shares in an Initial Public Offering, such warrants to have a term of 5 years from the date of such Public Offering.

         The Company is issuing approximately 250,000 shares of common stock to the holders of its cumulative preferred stock in connection with the transactions provided for in the Securities Purchase Agreement to which this
Schedule is attached.

                 SCHEDULE 11D TO SECURITIES PURCHASE AGREEMENT

                               (ACTIONS PENDING)



         1. Richard I. Lyles, Jr. and Richard I. Lyles, III v. Educational Medical, Inc., a Delaware corporation, et al., Case No. 631689, in the Superior Court of California for the County of San Diego, filed December 11, 1990.

                 The sellers of the Maric Schools brought this action against the Company to enforce payment of Notes (the "Notes") in the principal amount of $180, 000 issued in connection with the purchase of the Maric Schools by the Company. The Company has withheld payments on the Notes because of alleged breaches by the sellers of the agreement pursuant to which the sale occurred, relating to the notice of deficiency described below, and has asserted such counterclaims in the litigation. Discovery has not yet been completed, and although the Company is vigorously pursuing its claims, we are unable to predict the outcome of the litigation. Substantially all of the payments provided for in the promissory notes have been placed into escrow and will be disbursed upon completion of the litigation.

         2. Notice of Deficiency from the U.S. Department of Education with respect to Maric College of San Diego for the period ended June 30, 1985 (see page 10 of the Private Placement Memorandum dated October 24, 1990). Reaudited results have been filed and the Company is awaiting a response.

                 SCHEDULE 11E TO SECURITIES PURCHASE AGREEMENT

                 (OUTSTANDING DEBT OF EDUCATIONAL MEDICAL, INC.
                          OR ANY OF ITS SUBSIDIARIES)


                           NONE OTHER THAN DISCLOSED
                            IN FINANCIAL STATEMENTS.

                 SCHEDULE 11T TO SECURITIES PURCHASE AGREEMENT

                                (SUBSIDIARIES OF
                           EDUCATIONAL MEDICAL, INC.)


1.       Andon Colleges, Inc., a California corporation.

         a) Dest Education Corporation, a California corporation, a subsidiary of Andon Colleges, Inc.

2.       Maric Learning Systems, a California corporation.

3.       Meadows Acquisition Corp., a Delaware corporation.

4. Palo Vista College of Nursing and Allied Health Services, Inc., a California corporation.

5.       Scottsdale Educational Center for Allied Health Careers, Incorporated.

                 SCHEDULE 11V TO SECURITIES PURCHASE AGREEMENT

                             (REGISTRATION RIGHTS)



               NONE OTHER THAN AS CONTAINED IN OR REFERRED TO IN
             THE REGISTRATION RIGHTS AGREEMENT DATED JULY 23, 1991.

                                  EXHIBIT "A"

                       [Form of Senior Subordinated Note]


         THE TRANSFER AND PAYMENT OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF JULY __, 1991, AND ANY AMENDMENTS THERETO. THE NOTE REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND IT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND SUCH LAWS AND THE RESPECTIVE RULES AND REGULATIONS THEREUNDER.

                           EDUCATIONAL MEDICAL, INC.

                          13% SENIOR SUBORDINATED NOTE
                              DUE JULY ____, 1996


R-_______________                                  __________________________
$ _______________                                           [Date]

         FOR VALUE RECEIVED, the undersigned, EDUCATIONAL MEDICAL, INC., a corporation organized and existing under the laws of the State of _______________ (herein called the "Company"), hereby promises to pay to
__________________ or ________________ registered assigns, the principal sum of
____________________ DOLLARS ($) on July ___, 1996, with interest (computed for the actual number of days elapsed on the basis of a 365-day year) (a) on the unpaid balance thereof at the rate of 13% per annum from the date hereof, payable quarterly on the last day of March, June, September and December in each year, commencing with the March, June, September or December next succeeding the date hereof, until the principal hereof (or any portion thereof) shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal and, to the extent permitted by applicable law, any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to 16%.

         Payments of both principal and interest are to be made at the main office of Chase Manhattan Bank in New York, or such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is issued pursuant to a Securities Purchase Agreement dated as of July __, 1991 (the "Agreement"), between the Company and the Investors named on the signature page thereof and is entitled to the benefits of the Agreement. As provided in the Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without premium and in other cases with a premium as specified in the Agreement.

         PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY) AND INTEREST IN RESPECT OF THIS NOTE ARE SUBORDINATE TO SENIOR DEBT (AS DEFINED IN THE AGREEMENT).

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         The Company agrees to make prepayments of principal of the Notes on the dates and in the amounts specified in the Agreement.

         In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Agreement. The Company agrees to pay, and save the holder hereof harmless against any liability for, any expenses arising in connection with the enforcement by the holder hereof of any of its rights under this Note or the Agreement.

         Payment of principal, premium (if any) and interest in respect of this Note are subordinate, to the extent set forth in the Agreement, to all principal of and interest on Senior Debt (as defined in the Agreement).

         This Note is intended to be performed in the State of New York, and shall be construed and enforced in accordance with the law of such State.

                          EDUCATIONAL MEDICAL, INC.



                          By:
                             -------------------------------------------------
                              Name:
                                   -------------------------------------------
                              Title:
                                    ------------------------------------------

                                  EXHIBIT "B"

                         [Form of Warrant Certificate]

Warrant No. R-_____________________________________

THE TRANSFER OF THIS WARRANT IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF JULY 11, 1991, AND ANY AMENDMENTS THERETO. THE WARRANT REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND IT MAY NOT BE SOLD, Transferred OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH Registration OR AN EXEMPTION THEREFROM UNDER SAID ACT AND SUCH LAWS AND THE RESPECTIVE RULES AND REGULATIONS THEREUNDER.


                      WARRANT TO PURCHASE COMMON STOCK OF
                           EDUCATIONAL MEDICAL, INC.
                             Exercisable Commencing
                                 ------------
                                   Void After
                                 June 30, 2001


         THIS CERTIFIES that, for value received, or registered assigns, is entitled, subject to the terms and conditions set forth in this Warrant Certificate, to purchase from EDUCATIONAL MEDICAL, INC., a _______________ corporation (the "Company"), _______________ fully paid and non-assessable shares of Common Stock of the Company (the "Common Stock"), at any time commencing __________ and continuing up to 5 p.m. New York time on June 30, 2001, originally at a price of $5.00 per share and thereafter at the price calculated pursuant to the Purchase Agreement (as hereinafter defined) (the "Exercise Price").

         This Warrant is issued pursuant to a Securities Purchase Agreement dated as of July 1991 (the "Purchase Agreement"), between the Investors listed on the Purchaser Schedules thereto and the Company. The Purchase Agreement is hereby incorporated by reference in and made a part of this Warrant and is hereby referred to for a description of the rights, obligations, duties and immunities thereunder of the Company and the registered holder or registered holders of the Warrants (the "Holder(s)"). A copy of the Purchase Agreement may be obtained by the Holder(s) hereof upon written request directed to the Company. Capitalized terms used herein shall have the meaning ascribed to them in the Purchase Agreement.

         Warrants may be exercised at such times and in such amounts as are provided for in the Purchase Agreement, but in no event later than 5:00 p.m., New York time, on June 30, 2001.

         The Holder(s) of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase attached hereto properly completed and executed, together with payment of the Exercise Price at the principal office of the Company (or at such other address as the Company may designate by notice in writing to the Holder(s) hereof at the address of such Holder(s) appearing on the books of the Company). Payment of the Exercise Price may be made in cash, by certified check payable to the order of the Company, or by payment by way of a call on the Notes with a concurrent direction to the Company to credit such amount in payment of the Exercise Price, or any combination thereof. In the event that upon any exercise of Warrants evidenced hereby, the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the Holder(s) hereof or the assignee of the Holder (s), without charge, a new Warrant Certificate evidencing the number of Warrants not exercised.

         The Purchase Agreement provides that upon the occurrence of certain events, the Exercise Price or number of shares of Common Stock set forth on the face hereof may be adjusted, subject to certain conditions. "No fractions of a share of Common Stock shall be issued upon the exercise of any Warrant, but the Company shall pay the cash value thereof determined as provided in the Purchase Agreement.

         Warrant Certificates, when surrendered at the office of the Company by the registered Holder(s) thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Purchase Agreement, but without payment of any service charge, for another Warrant Certificate of like tenor evidencing in the aggregate a like number of Warrants.

         The Company agrees to provide the Holder(s) hereof with written notice of the expiration of the Warrants at least sixty days prior to the date of expiration. Such notice shall be sent by first class mail or nationwide overnight delivery services (with charges prepaid) to the Holder(s) hereof at the address of such Holder(s) appearing on the books of the Company.

         Upon due presentation for registration of a transfer of this Warrant Certificate at the office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants will be issued to the transferees) in exchange for this Warrant Certificate, subject to the limitations provided in the Purchase Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company may deem and treat the Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereof made by anyone), for the purpose of any exercise hereof, of any distribution to the Holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Except as otherwise referred to in the Purchase Agreement, neither the Warrants nor this Warrant Certificate entitles any Holder(s) hereof to any rights of a stockholder of the Company.

         The Warrants are callable by the Company and redeemable at certain times and in certain events.

         This Warrant Certificate is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officer on this _____ day of July, 1991.

                          EDUCATIONAL MEDICAL, INC.



                          By:
                             -------------------------------------------------
                          Name:
                               -----------------------------------------------
                              Title:

                          FORM OF ELECTION TO PURCHASE

TO:    EDUCATIONAL MEDICAL, INC.


         The undersigned holder of this Warrant (1) hereby irrevocably elects to exercise the right to purchase hereunder (______________ ) fully-paid shares of the Common Stock of EDUCATIONAL MEDICAL, INC., (2) makes paint in full of the purchase price of such shares, (3) requests that certificates for such shares be issued in the name of ___________ _________________________________________________ and (4) if said number of shares shall not be all the shares the holder is entitled to purchase under this Warrant, requests that a new warrant for the unexercised portion of this Warrant be issued. If payment is being made by delivery of 13% Senior Subordinated Notes due July _____, 1996 to the Company, the undersigned hereby directs the Company to apply such payment on the Notes on account of the Exercise Price.


Dated:________________________


                              __________________________________________________
                                               (SIGNATURE)

                                  EXHIBIT "C"
                      [Form of Opinion of Company Counsel]


                                   July 1991

State Employees' Retirement Fund
of the State of Delaware
Baltimore, Maryland

Trust for Defined Benefit Plan
of ICI American Holdings Inc.
New York, New York

Willkie Farr & Gallagher
New York, New York

         Re:     Educational Medical, Inc.
                 13% Senior Subordinated Notes and
                 Warrants to Purchase Common Stock

Gentlemen:

         We refer to the Securities Purchase Agreement (the "Securities Purchase Agreement") dated July 23, 1991 by and among Educational Medical, Inc. (the "Company"), a Delaware corporation, and the investors listed on the Purchaser Schedules thereto (the "Investors"), which provides for the issuance and sale by the Company to the Investors of 4,000 Units (the "Units"), each Unit comprising (i) $1,000 principal amount of 13% Senior Subordinated Promissory Notes of the Company (the "Notes") and (ii) warrants to purchase 200 shares of Common Stock (the "Warrants") . This opinion is being rendered to you pursuant to Paragraph 3A of the Securities Purchase Agreement. Capitalized terms used herein without definition have the respective meanings ascribed to such terms in the Securities Purchase Agreement.

         We have acted as counsel to the Company in connection with the issuance and sale to the Investors of the Units pursuant to the Securities Purchase Agreement. In connection with the foregoing, we have examined originals or copies satisfactory to us of: (i) the Securities Purchase Agreement and the schedules and exhibits thereto, (ii) the Restated Certificate of Incorporation of the Company, (iii) the By-laws of the Company, (iv) the Registration Rights Agreement, (v) the Coinvestors Agreement, (vi) the form of Note and (vii) the form of Warrant.

         We have also examined originals or copies satisfactory to us of all such corporate records and of all such agreements, certificates, governmental orders and permits and other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinions, we have, to the

State Employees' Retirement Fund                                                           Trust for Defined Benefit Plan
of the State of Delaware                                                                    of ICI American Holdings Inc.
Baltimore, Maryland                                                                                    New York, New York

Willkie Farr & Gallagher                                                                                July ______, 1993
New York, New York                                                                                                 Page 2



extent that such facts were not independently established by us, relied upon certificates of public officials and officers of the Company.

         Based upon the foregoing, we are of the opinion that:

         The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary. Each of the Company's Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each of the Company's Subsidiaries is duly qualified to do business as a foreign coloration and in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary. The Company and each of its Subsidiaries have all requisite corporate power and authority to own, and in all material respects to operate, their respective properties and to carry on their respective businesses as now conducted in all material respects.

         The Company has all requisite corporate power and authority to enter into and carry out the transactions contemplated by the Securities Purchase Agreement and each agreement executed by the Company pursuant thereto and to issue and sell the Units and to issue Common Stock upon exercise of the Warrants. The execution, delivery and performance of the Securities Purchase Agreement, the Shareholders Agreement and the Registration Rights Agreement have been duly authorized by all necessary corporate action on the part of the Company, and such Agreements have been duly executed and delivered by the State Employees' Retirement Fund of the Company and constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of the rights and remedies of creditors generally and by general principles of equity. The Company's authorized capital stock is as set forth in Section 11C of the Securities Purchase Agreement.

         The Warrants to be issued and sold on the Closing Date have been issued and sold by the Company pursuant to the Securities Purchase Agreement. The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized by all necessary corporate action on the part of the Company and have been validly reserved for issuance upon such exercise; such shares, when issued upon such exercise, will be validly issued, fully paid and nonassessable. Neither the issuance, sale and delivery of the Warrants nor the issuance of the Common Stock issuable upon exercise of the Warrants is subject to any applicable preemptive rights of shareholders of the

State Employees' Retirement Fund                                                           Trust for Defined Benefit Plan
of the State of Delaware                                                                    of ICI American Holdings Inc.
Baltimore, Maryland                                                                                    New York, New York

Willkie Farr & Gallagher                                                                                July ______, 1993
New York, New York                                                                                                 Page 3



Company which have not been waived or, to our best knowledge, after due inquiry, to any right of first refusal or other similar right in favor of any person or entity.

         To the best of our knowledge after due inquiry, and except as set forth in Schedule 11D of the Securities Purchase Agreement, there is no action, suit, investigation or proceeding pending or threatened against the Company or any of its Subsidiaries or any of their properties by or before any court, arbitrator or administrative or governmental body.

         To the best of our knowledge after due inquiry, except as set forth on
Schedule 11D of the Securities Purchase Agreement, there exists no default, which has not been waived or cured, under the provisions of any instrument of which we have actual knowledge evidencing Indebtedness of the Company or any of its Subsidiaries or of any agreement of which we have actual knowledge relating thereto.

         To the best of our knowledge after due inquiry, and except as otherwise disclosed in the Securities Purchase Agreement, neither the execution nor the delivery of State Employees' Retirement Fund of the Securities Purchase Agreement, the Registration Rights Agreement, the Co investors Agreement or fulfillment of or compliance with the terms and provisions of any thereof, including, without limitation, the exercise of Warrants for Common Stock, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the Amended and Restated Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment or decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject, and neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness for borrowed money of the Company or any of its Subsidiaries, any agreement relating thereto or any other contract or agreement (including its Amended and Restated Certificate of Incorporation) which contains dividend or redemption limitations on any capital stock of the Company, except for the Securities Purchase Agreement, the Notes and the Warrants.

         To the best of our knowledge, the Company and its Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets when taken as a whole.

State Employees' Retirement Fund                                                           Trust for Defined Benefit Plan
of the State of Delaware                                                                    of ICI American Holdings Inc.
Baltimore, Maryland                                                                                    New York, New York

Willkie Farr & Gallagher                                                                                July ______, 1993
New York, New York                                                                                                 Page 4



         Neither the Company nor any of its Subsidiaries is, or upon the sale of the Units will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment advisor" within the meaning of the Investment Advisors Act of 1940, as amended.

         The offer, issue, sale and delivery of the Units under the circumstances contemplated by the Securities Purchase Agreement do not require registration under the Securities Act of 1933, as amended. The Company is not required to file, nor has the Company filed, pursuant to Section 12 of the Securities Exchange Act of 1934, a registration statement relating to any class of debt or equity securities.

         This opinion is furnished solely to you and may not be relied upon by any other party and may not be quoted or referred to without our prior written approval.

                                        Very truly yours,



                                        MORGAN, LEWIS & BOCKIUS